_______________________

BOND TRUST INDENTURE

Dated as of June 1, 2017

_______________________

Between

SHAWNEE COUNTY, KANSAS

And

BOKF, N.A.,
as Bond Trustee

_______________________

$36,000,000
Taxable Industrial Revenue Bonds
(Federal Home Loan Bank of Topeka Project)
Series 2017

_______________________

BOND TRUST INDENTURE

TABLE OF CONTENTS

Page

Parties	1
Recitals	1
Granting Clauses	1

ARTICLE I
DEFINITIONS, RULES OF CONSTRUCTION

Section 101.	Definitions of Words and Terms	2
Section 102.	Rules of Construction	8

ARTICLE II
THE BONDS

ARTICLE III
REDEMPTION AND PURCHASE OF BONDS

ARTICLE IV
FUNDS AND ACCOUNTS, APPLICATION OF BOND PROCEEDS AND OTHER MONEYS

ARTICLE V
[RESERVED]

ARTICLE VI
GENERAL COVENANTS AND PROVISIONS

ARTICLE VII
DEFAULT AND REMEDIES

ARTICLE VIII
THE BOND TRUSTEE AND PAYING AGENT

ARTICLE IX
SUPPLEMENTAL BOND INDENTURES

ARTICLE X
SATISFACTION AND DISCHARGE

Section 1001.	Payment, Discharge and Defeasance of Bonds	35
Section 1002.	Satisfaction and Discharge of Bond Indenture	36
Section 1003.	Rights Retained After Discharge	36

ARTICLE XI
NOTICES, CONSENTS AND ACTS OF BONDOWNERS

Section 1101.	Notices	36
Section 1102.	Acts of Bondowners	38
Section 1103.	Form and Contents of Documents Delivered to Bond Trustee	38

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 1201.	Further Assurances			39
Section 1202.	Immunity of Officers, Employees and Commissioners of Issuer			39
Section 1203.	Limitation on Issuer Obligations			39
Section 1204.	Benefit of Bond Indenture			40
Section 1205.	Severability			40
Section 1206.	Execution in Counterparts			40
Section 1207.	Governing Law			40
	Signatures and Seals			S-1
	Exhibit A Exhibit B Exhibit C Exhibit D	- - - -	Form of Bonds Form of Disbursement Request — Costs of Issuance Fund Form of Disbursement Request — Project Fund Form of Investment Letter

* * *
BOND TRUST INDENTURE

BOND TRUST INDENTURE dated as of June 1, 2017 (the “Bond Indenture”), between SHAWNEE COUNTY, KANSAS, a body corporate and politic duly organized and existing under the laws of the State of Kansas (the “Issuer”), and BOKF, N.A., a banking corporation duly organized and existing and authorized to accept and execute trusts of the character herein set out under the laws of the State of Kansas, and having its principal corporate trust office located in the City of Kansas City, Missouri, as trustee (the “Bond Trustee”);

RECITALS

1. The Issuer is authorized by K.S.A. §§12-1740 to 12-1749d, inclusive, as amended (the “Act”), to acquire, construct and equip certain facilities (as defined in the Act) for commercial, industrial and manufacturing purposes, to enter into leases and lease-purchase agreements with any person, firm, or corporation with respect to said facilities, to issue revenue bonds for such purposes, and to secure the payment of such bonds as provided in the Act.

2. The Issuer is authorized pursuant to the Act and a resolution duly passed by the governing body of the Issuer to issue $36,000,000 estimated principal amount of Taxable Industrial Revenue Bonds, (Federal Home Loan Bank of Topeka Project), Series 2017 (the “Bonds”), under this Bond Indenture for the purpose of providing funds to the Federal Home Loan Bank of Topeka, a federally chartered corporation under the laws of the United States of America, (the “FHLBank”), to provide funds to (a) acquire, construct and equip a commercial facility to be located in the Menninger Subdivision, Topeka, Kansas (collectively, the “Project”), and (b) pay certain costs related to the issuance of the Bonds.

3. FHLBank will lease the Project to the Issuer pursuant to the Base Lease Agreement of even date herewith (the “Base Lease”) between FHLBank and the Issuer.

4. The Issuer will lease the Project to FHLBank pursuant to the Lease Agreement of even date herewith (the “Lease Agreement”) between the Issuer and FHLBank.

5. All things necessary to make the Bonds, when authenticated by the Bond Trustee and issued as provided in this Bond Indenture, the valid, legal and binding obligations of the Issuer, and to constitute this Bond Indenture a valid, legal and binding pledge and assignment of the property, rights, interests and revenues made herein for the security of the payment of the Bonds, have been done and performed, and the execution and delivery of this Bond Indenture and the execution and issuance of the Bonds, subject to the terms of this Bond Indenture, have in all respects been duly authorized.

GRANTING CLAUSES

To declare the terms and conditions upon which Bonds are to be authenticated, issued and delivered, to secure the payment of all of the Bonds issued and Outstanding under this Bond Indenture from time to time according to their tenor and effect, to secure the performance and observance by the Issuer of all the covenants, agreements and conditions contained in this Bond Indenture and in consideration of the premises, the acceptance by the Bond Trustee of the trusts created by this Bond Indenture, the purchase and acceptance of the Bonds by the Owners thereof, the Issuer hereby transfers in trust, pledges and assigns to the Bond Trustee, and hereby grants a security interest to the Bond Trustee in, the property described in paragraphs (a), (b) and (c) below (said property referred to herein as the “Trust Estate”):

(a)	all right, title and interest of the Issuer in and to the Base Lease and the Project; and

(b)	all right, title and interest of the Issuer (including, but not limited to, the right to enforce any of the terms thereof) in, to and under (1) the Lease Agreement, including all Lease Payments and other payments owing to the Issuer on behalf of the Bondowner and paid by FHLBank under the Lease Agreement (except the Issuer’s rights to payment of its fees and expenses and to indemnification as set forth in the Lease Agreement and as otherwise expressly set forth therein), and (2) all financing statements or other instruments or documents evidencing, securing or otherwise relating to the Lease Agreement; and

(c)	any and all other property (real, personal or mixed) of every kind and nature from time to time, by delivery or by writing of any kind, pledged, assigned or transferred as and for additional security under this Bond Indenture by the Issuer or by anyone in its behalf or with its written consent, to the Bond Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

The Bond Trustee shall hold in trust and administer the Trust Estate upon the terms and conditions set forth in this Bond Indenture for the equal and pro rata benefit and security of each and every Owner of Bonds, without preference, priority or distinction as to participation in the lien, benefit and protection of this Bond Indenture of one Bond over or from the others, except as otherwise expressly provided herein.

NOW, THEREFORE, the Issuer covenants and agrees with the Bond Trustee, for the equal and proportionate benefit of the respective Owners of the Bonds, that all Bonds are to be issued, authenticated and delivered and the Trust Estate is to be held and applied by the Bond Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, as follows:

ARTICLE I
DEFINITIONS, RULES OF CONSTRUCTION

Section 101. Definitions of Words and Terms. For all purposes of this Bond Indenture, except as otherwise provided or unless the context otherwise requires, the following words and terms used in this Bond Indenture shall have the following meanings:

“Act” means K.S.A. §§12-1740 to 12-1749d, inclusive, as amended.

“Base Lease” means the Base Lease Agreement of even date herewith, between FHLBank and the Issuer, as from time to time amended in accordance with the provisions of the Base Lease Agreement.

“Bond” or “Bonds” means any bond or bonds of the series of Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017, aggregating the estimated principal amount of $36,000,000, issued, authenticated and delivered under and pursuant to this Bond Indenture.

“Bond Indenture” means this Bond Trust Indenture as originally executed by the Issuer and the Bond Trustee, as from time to time amended and supplemented by Supplemental Bond Indentures in accordance with the provisions of this Bond Indenture.

“Bond Trustee” means BOKF, N.A., Kansas City, Missouri, and its successor or successors and any other corporation or association which at any time may be substituted in its place pursuant to and at the time serving as trustee under this Bond Indenture.

“Bondowner”, “Owner” or “Registered Owner” means the Person in whose name a Bond is registered on the bond register and does not mean any beneficial owner of Bonds whether through the book-entry only system or otherwise.

“Business Day” means a day other than (a) a Saturday, Sunday or legal holiday, (b) a day on which banking institutions in any city in which the principal office of the Bond Trustee or any Paying Agent are required or authorized by law to remain closed, or (c) a day on which The Depository Trust Bank is closed for business.

“Costs of Issuance” means issuance costs with respect to the Bonds described in Section 147(g) of the Internal Revenue Code and any regulations thereunder, including but not limited to the following:

(a)	counsel fees (including bond counsel, underwriter’s counsel, Issuer’s counsel, as well as any other specialized counsel fees incurred in connection with the borrowing);

(b)	trustee and paying agent fees;

(c)	accountant fees and other expenses related to issuance of the Bonds;

(d)	fees and expenses of the Issuer incurred in connection with the issuance of the Bonds.

“Costs of Issuance Fund” means the fund by that name created by Section 401 of this Bond Indenture.

“Debt Service Fund” means the fund by that name created by Section 401 of this Bond Indenture.

“Defeasance Obligations” means:

(a)	Government Obligations which are not subject to redemption prior to maturity; or

(b)	obligations of any state or political subdivision of any state, the interest on which is excluded from gross income for federal income tax purposes and which meet the following conditions:

(1)	the obligations (A) are not subject to redemption prior to maturity or (B) the trustee for such obligations has been given irrevocable instructions concerning their calling and redemption and the issuer of such obligations has covenanted not to redeem such obligations other than as set forth in such instructions;

(2)	the obligations are secured by cash or noncallable Government Obligations that may be applied only to payment of principal of, premium, if any, and interest payments on such obligations;

(3)	the sufficiency of such cash and noncallable Government Obligations to pay in full all principal of, interest, and premium, if any, on such obligations has been verified by the report of an independent certified public accountant (a “Verification”) and no substitution of Government Obligations shall be permitted except with cash or other Government Obligations and upon delivery of a new Verification;

(4)	such cash and Government Obligations serving as security for the obligations are held in an irrevocable escrow by an escrow agent or a trustee in trust for the owners of such obligations, at least one year has passed since the establishment of such escrow and the issuer of such obligations is not, and has not been since the establishment of such escrow, a debtor in a proceeding commenced under the United States Bankruptcy Code;

(5)	the Bond Trustee has received an Opinion of Counsel that such cash and Government Obligations are not available to satisfy any other claims, including those against the trustee or escrow agent;

(6)	the Bond Trustee has received an Opinion of Bond Counsel delivered in connection with the original issuance of such obligations to the effect that the interest on such obligations was exempt for purposes of federal income taxation, and the Bond Trustee has received an Opinion of Bond Counsel delivered in connection with the establishment of the irrevocable escrow to the effect that the establishment of the escrow will not result in the loss of any exemption for purposes of federal income taxation to which interest on such obligations would otherwise be entitled;

(7)	the Bond Trustee has received an unqualified opinion of nationally recognized bankruptcy counsel to the effect that the payment of principal of and interest on such obligations made from such escrow would not be avoidable as preferential payments and recoverable under the United States Bankruptcy Code should the obligor or any other person liable on such obligations become a debtor in a proceeding commenced under the United States Bankruptcy Code; and

(8)	the obligations are rated in the highest rating category by a nationally recognized securities rating service.

“Electronic Notice” means notice transmitted through a time-sharing terminal, e-mail, or facsimile machine, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

“Event of Default” means (a) with respect to this Bond Indenture any event or occurrence as defined in Section 701 of this Bond Indenture, and (b) with respect to the Lease Agreement any event or occurrence as defined in Section 7.1 of the Lease Agreement.

“FHLBank” means Federal Home Loan Bank of Topeka, and its successors and assigns.

“FHLBank Representative” means the President or any Vice President of FHLBank or such other person or persons at the time designated to act on behalf of FHLBank in matters relating to this Bond Indenture and the Lease Agreement as evidenced by a written certificate furnished to the Issuer and the Bond Trustee and signed on behalf of FHLBank by its President or a Vice President. Such certificate may designate an alternate or alternates each of whom shall be entitled to perform all duties of the FHLBank Representative.

“Government Obligations” means the following:

(a)	bonds, notes, certificates of indebtedness, treasury bills or other securities constituting direct obligations of, or obligations the principal of and interest on which are fully and unconditionally guaranteed by, the United States of America; and

(b)	evidences of direct ownership of a proportionate or individual interest in future interest or principal payments on specified direct obligations of, or obligations the payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America, which obligations are held by a bank or trust bank organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian in form and substance satisfactory to the Bond Trustee.

“Insurance Consultant” means an individual or firm, selected by FHLBank and acceptable to the Bond Trustee, qualified to survey risks and to recommend insurance coverage for organizations engaged in like operations to those of FHLBank and having a favorable reputation for skill and experience in such surveys and such recommendations, which individual or firm shall have no interest, direct or indirect, in FHLBank and in the case of an individual, shall not be a director, officer or employee of FHLBank, and, in the case of a firm, shall not have a partner, member, director, officer or employee who is a director, officer or employee of FHLBank and who may be a broker or agent with whom FHLBank transacts business.

“Interest Payment Date” means each December 1 and the Maturity Date, commencing as of December 1, 2018 and terminating when the principal of, redemption premium if any, and interest on the Bonds have been fully paid.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and, when appropriate, any statutory predecessor or successor thereto, and all applicable regulations (whether proposed, temporary or final) thereunder and any applicable official rulings, announcements, notices, procedures and judicial determinations relating to the foregoing.

“Issuer” means the Shawnee County, Kansas, duly created and existing under the laws of the State of Kansas, and its successors and assigns.

“Issuer Representative” means the Chairman of the Board of County Commissioners, County Clerk or the Director of Administrative Services of the Issuer, and such other person or persons at the time designated to act on behalf of the Issuer in matters relating to this Bond Indenture and the Lease Agreement as evidenced by a written certificate furnished to FHLBank and the Bond Trustee containing the specimen signature of such person or persons and signed on behalf of the Issuer by the Chairman of the Board of County Commissioners, the county Clerk or the Director of Administrative Services. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Issuer Representative.

“Lease Agreement” means the Lease Agreement of even date herewith, between the Issuer and FHLBank as from time to time amended by Supplemental Lease Agreements in accordance with the provisions of the Lease Agreement.

“Lease Payments” means the payments referred to in Section 4.1 of the Lease Agreement.

“Maturity Date” means December 31, 2027.

“Officer’s Certificate” means a written certificate of FHLBank signed by the FHLBank Representative, which certificate shall be deemed to constitute a representation of, and shall be binding upon, FHLBank with respect to matters set forth therein, and which certificate in each instance, including the scope, form, substance and other aspects thereof, is acceptable to the Bond Trustee.

“Opinion of Bond Counsel” means a written opinion of Robert J. Perry, Esq., or any other legal counsel acceptable to the Issuer and the Bond Trustee who shall be nationally recognized in matters pertaining to the validity of obligations of governmental or other public issuers and the exemption from federal income taxation of interest on such obligations.

“Opinion of Counsel” means a written opinion of any legal counsel acceptable to FHLBank and the Bond Trustee and, to the extent the Issuer is asked to take action in reliance thereon, the Issuer, who may be counsel to FHLBank.

“Original Purchaser” means Federal Home Loan Bank of Topeka, and its successors and assigns.

“Outstanding” means with respect to Bonds, as of the date of determination, all Bonds theretofore authenticated and delivered under this Bond Indenture, except:

(a)	Bonds theretofore canceled by the Bond Trustee or delivered to the Bond Trustee for cancellation as provided in Section 208 of this Bond Indenture;

(b)	Bonds for whose payment or redemption money or Defeasance Obligations in the necessary amount has been deposited with the Bond Trustee or any Paying Agent in trust for the Owners of such Bonds as provided in Section 1001 of this Bond Indenture, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Bond Indenture or provision therefor satisfactory to the Bond Trustee has been made;

(c)	Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered under this Bond Indenture; and

(d)	Bonds alleged to have been destroyed, lost or stolen which have been paid as provided in Section 207 of this Bond Indenture.

“Owner”, “Bondowner” or “Registered Owner” means the Person in whose name a Bond is registered on the Bond Register and does not mean any beneficial owner of Bonds whether through the book-entry only system or otherwise.

“Paying Agent” means the Bond Trustee and any other commercial bank or trust institution organized under the laws of any state of the United States of America or any national banking association designated pursuant to this Bond Indenture or any Supplemental Bond Indenture as paying agent for any Bonds at which the principal of, redemption premium, if any, and interest on such Bonds shall be payable.

“Permitted Investments” means, if and to the extent the same are at the time legal for investment of funds held under this Bond Indenture:

(a)	Government Obligations;

(b)	bonds, notes or other obligations of any state of the United States or any political subdivision of any state, which at the time of their purchase are rated in either of the two highest rating categories by a nationally recognized rating service;

(c)	certificates of deposit or time or demand deposits constituting direct obligations of any bank, bank holding company, savings and loan association, trust bank or other financial institution (including without limitation the Bond Trustee and its affiliates), except that investments may be made only in certificates of deposit or time or demand deposits which are:

(1)	Insured by the FHLBank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Bank, or any other similar United States Government deposit insurance program then in existence; or

(2)	Continuously and fully secured by securities described in paragraph (a) above, which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such certificates of deposit or time or demand deposits; or

(3)	Issued by a bank, bank holding company, savings and loan association, trust bank or other financial institution whose outstanding unsecured long-term debt is rated at the time of issuance in either of the two highest rating categories by a nationally recognized rating service;

(d)	repurchase agreements with any bank, bank holding company, savings and loan association, trust bank or other financial institution (including without limitation the Bond Trustee and its affiliates) organized under the laws of the United States or any state, that are continuously and fully secured by any one or more of the securities described in paragraph (a) above and which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such repurchase agreements, provided that each such repurchase agreement conforms to current industry standards as to form and time, is in commercially reasonable form, is for a commercially reasonable period, results in transfer of legal title to identified Government Obligations which are segregated in a custodial or trust account for the benefit of the Bond Trustee, and further provided that Government Obligations acquired pursuant to such repurchase agreements shall be valued at the lower of the then current market value thereof or the repurchase price thereof set forth in the applicable repurchase agreement;

(e)	investment agreements constituting an obligation of a bank, bank holding company, savings and loan association, trust bank, insurance bank, financial institution (including without limitation the Bond Trustee and its affiliates) or other credit provider whose outstanding unsecured long-term debt is rated at the time of such agreement in either of the two highest rating categories by a nationally recognized rating service;

(f)	short term discount obligations of the Federal Home Loan Mortgage Corp., Federal National Mortgage Association and the Government National Mortgage Association; and

(g)	money market mutual funds that are registered with the federal Securities and Exchange Commission (SEC), meeting the requirements of Rule 2a-7 under the Investment Bank Act of 1940 and that are rated in either of the two highest categories by a nationally recognized rating service.

“Person” or “Persons” means any natural person, firm, association, corporation, partnership, joint stock Bank, a joint venture, trust, unincorporated organization or firm, or a government or any agency or political subdivision thereof or other public body.

“Project” means acquiring, constructing and equipping a commercial facility to be located in the Menninger Subdivision, Topeka, Kansas, all to be located on the real property described in Schedule 1 of the Lease Agreement; provided, however, that FHLBank may make changes and amendments to the Project as provided in the Lease Agreement.

“Project Costs” means the costs permitted under the Act to be paid out of proceeds of the Bonds incurred in the acquisition, construction and equipping of the Project other than Costs of Issuance, including without limitation any cost of the Project that may be capitalized or amortized in accordance with generally accepted accounting principles.

“Project Fund” means the fund by that name created by Section 401 of this Bond Indenture.

“Regular Record Date” means the close of business on the fifteenth (15th) day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date.

“Supplemental Bond Indenture” means any indenture supplemental or amendatory to this Bond Indenture entered into by the Issuer and the Bond Trustee pursuant to Article IX of this Bond Indenture.

“Supplemental Lease Agreement” means any agreement supplemental or amendatory to the Lease Agreement entered into by the Issuer and FHLBank pursuant to Article VIII of the Lease Agreement.

“Transaction Documents” means this Bond Indenture, the Bonds, the Base Lease, the Lease Agreement and any and all future renewals and extensions or restatements of, or amendments or supplements to, any of the foregoing; provided, however, that when the words “Transaction Documents” are used in the context of the authorization, execution, delivery, approval or performance of Transaction Documents by a particular party, the same shall mean only those Transaction Documents that provide for or contemplate authorization, execution, delivery and approval by such party.

“Trust Estate” means the Trust Estate described in the Granting Clauses of this Bond Indenture.

“United States Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as amended from time to time, or any substitute or replacement legislation.

“Written Request” means, with reference to FHLBank, a request in writing signed by a FHLBank Representative, or any other officers designated in writing by FHLBank to sign such Written Requests.

Section 102. Rules of Construction. For all purposes of this Bond Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following rules of construction apply in construing the provisions of this Bond Indenture:

(a)	The terms defined in this Article include the plural as well as the singular.

(b)	All accounting terms not otherwise defined herein shall have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles to the extent applicable.

(c)	All references herein to “generally accepted accounting principles” refer to such principles in effect on the date of the determination, certification, computation or other action to be taken hereunder using or involving such terms provided, as applied to any entity that operates a hospital, extended care facility or other discrete enterprise of a type with respect to which particular accounting principles from time to time shall have been generally adapted or modified, the term “generally accepted accounting principles” shall include the adaptations or modifications.

(d)	All references in this instrument to designated “Articles,” “Sections” and other subdivisions are to be the designated Articles, Sections and other subdivisions of this instrument as originally executed.

(e)	The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Bond Indenture as a whole and not to any particular Article, Section or other subdivision.

(f)	The Article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

(g)	Whenever an item or items are listed after the word “including,” such listing is not intended to be a listing that excludes items not listed.

ARTICLE II
THE BONDS

Section 201. Authorization and Terms of Bonds. No Bonds may be issued under this Bond Indenture except in accordance with the provisions of this Article. There shall be issued under and secured by this Bond Indenture in one or more series of Bonds designated “Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017” (the “Bonds”), in the estimated aggregate principal amount of $36,000,000 for the purpose of providing funds to (1) acquire, construct and equip the Project, and (2) pay certain Costs of Issuance.

The Bonds shall be dated the date of their original issuance and delivery, be in denominations of $100,000 or more and shall mature on the Maturity Date, subject to prior redemption as provided in Article III hereof.

The Bonds shall bear interest from their date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the interest rate determined in accordance with Section 202 hereof, payable on each Interest Payment Date as herein provided until payment of the principal or redemption price thereof is made or provided for, whether at maturity, upon redemption, acceleration or otherwise.

The Bonds shall be issuable as fully registered bonds without coupons in substantially the form set forth in Exhibit A attached to this Bond Indenture, with such necessary or appropriate variations, omissions and insertions as are permitted or required by this Bond Indenture. The Bonds may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any custom, usage or requirement of law with respect thereto.

The Bonds shall be executed in the manner set forth herein and delivered to the Bond Trustee for authentication, but prior to or simultaneously with the authentication and delivery of the Bonds by the Bond Trustee the following documents shall be filed with the Bond Trustee:

(a)	A copy, certified by the County Clerk or Deputy County Clerk of the Issuer, of the Resolution passed by the governing body of the Issuer authorizing the issuance of the Bonds and the execution of this Bond Indenture, the Base Lease, the Lease Agreement and the other Transaction Documents to which it is a party.

(b)	A copy, certified by an authorized officer of FHLBank, of the resolutions adopted by FHLBank authorizing the execution and delivery of the Base Lease, the Lease Agreement and the other Transaction Documents to which it is a party, and approving this Bond Indenture and the issuance and sale of the Bonds.

(c)	An original executed counterpart of this Bond Indenture, the Base Lease, the Lease Agreement and the other Transaction Documents.

(d)	A request and authorization to the Bond Trustee on behalf of the Issuer, executed by an Issuer Representative, to authenticate the Bonds and deliver said Bonds to the purchasers therein identified upon payment to the Bond Trustee, for the account of the Issuer, of the purchase price thereof. The Bond Trustee shall be entitled to rely conclusively upon such request and authorization as to the names of the purchasers and the amounts of such purchase price.

(e)	An Opinion of Bond Counsel, dated the date of original issuance of the Bonds to the effect that the Bonds constitute valid and legally binding limited revenue obligations of the Issuer and stating that the Bonds are exempt from registration under the Securities Act of 1933, as amended, and the Indenture is exempt from qualification under the Trust Indenture Act of 1939, as amended.

(f)	An opinion of counsel to FHLBank to the effect that the Base Lease and Lease Agreement constitute enforceable and binding obligations of FHLBank.

(g)	Such other certificates, statements, receipts, opinions and documents required by any of the Transaction Documents or as the Bond Trustee shall reasonably require for the delivery of the Bonds.

When the documents specified above have been filed with the Bond Trustee, and when the Bonds shall have been executed and authenticated as required by this Bond Indenture, the Bond Trustee shall deliver the Bonds to or upon the order of the Original Purchaser thereof, but only upon payment to the Bond Trustee of the purchase price of the Bonds. The proceeds of the sale of the Bonds, including accrued interest and premium thereon, if any, shall be immediately paid over to the Bond Trustee, and the Bond Trustee shall deposit and apply such proceeds as provided in Article IV hereof.

Section 202. Determination of Interest Rate and Principal Payments. The Bonds shall bear interest at 2% per annum from their date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest on the Bonds shall be payable in arrears on each Interest Payment Date, commencing on the first Interest Payment Date after the date of original issuance of the Bonds. The amount of interest payable with respect to any Bonds on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.

Principal shall be payable on the Maturity Date(s).

Section 203. Method and Place of Payment. The principal of, redemption premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts.

Payment of the principal of the Bond shall be made upon the presentation and surrender of such Bond at the principal payment office of any Paying Agent named in the Bond; provided, that so long as FHLBank is the sole Bondowner, the Trustee shall make payments of principal on such Bond by internal bank transfer or by wire transfer to an account at a commercial bank or savings institution designated by such Bondowner and located in the continental United States; provided, further, that upon any payment by internal bank transfer or by wire transfer of principal on such Bond, the Trustee shall record the amount of such principal payment on the registration books for the Bonds maintained by the Trustee on behalf of the Issuer. If the Bond is presented to the Trustee together with such payment, the Trustee may enter the amount of such principal payment to reflect the reduced outstanding principal amount on the Bond. Notwithstanding the foregoing, the registration books maintained by the Trustee shall be the official record of the principal amount on the Bond(s) at any time, and the Bondowner is not required to present the Bond for action by the Trustee, as bond registrar, with each payment of principal on the Bond. Payment of the interest on the Bond shall be made by the Trustee on each interest payment date to the person appearing on the registration books of the Issuer hereinafter provided for as the registered owner thereof on the fifteenth day (whether or not a Business Day) of the calendar month next preceding such interest payment date by check or draft mailed to such registered owner at such owner’s address as it appears on such registration books. In the event that FHLBank is the sole Bondowner, the Trustee is authorized to make interest payments on such Bond by internal bank transfer or by wire transfer to an account at a commercial bank or savings institution designated by such Bondowner and located in the continental United States. In addition, at the written request of any registered owner of Bonds in the aggregate principal amount of at least $100,000, the principal and interest on this Bond shall be paid by electronic transfer to such owner upon written notice to the Trustee from such owner containing the electronic transfer instructions to which such owner wishes to have such transfer directed and such written notice is given by such owner to the Trustee not less than the fifteenth day (whether or not a Business Day) of the calendar month next preceding such interest payment date. Any such written notice for electronic transfer shall be signed by such owner and shall include the name of the bank (which shall be in the continental United States), its address, its ABA routing number and the name, number and contact name related to such owner’s account at such bank to which the payment is to be credited.

Section 204. Execution and Authentication. The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signature of the Chairman of the Board of County Commissioners and attested by the manual or facsimile signature of the County Clerk or Deputy County Clerk, and shall have the corporate seal of the Issuer affixed thereto or imprinted thereon. If any officer whose manual or facsimile signature appears on any Bonds shall cease to hold such office before the authentication and delivery of such Bonds, such signature shall nevertheless be valid and sufficient for all purposes, the same as if such person had remained in office until delivery. Any Bond may be signed by such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of such Bond such persons may not have been such officers.

No Bond shall be secured by, or be entitled to any lien, right or benefit under, this Bond Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for in Exhibit A hereto, executed by the Bond Trustee by manual signature of an authorized officer or signatory of the Bond Trustee, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder. At any time and from time to time after the execution and delivery of this Bond Indenture, the Issuer may deliver Bonds executed by the Issuer to the Bond Trustee for authentication and the Bond Trustee shall authenticate and deliver such Bonds as in this Bond Indenture provided and not otherwise.

Section 205. Registration, Transfer and Exchange. The Bond Trustee shall cause to be kept at its corporate trust office a register (referred to herein as the “bond register”) in which, subject to such reasonable regulations as it may prescribe, the Bond Trustee shall provide for the registration, transfer and exchange of Bonds as herein provided. The Bond Trustee is hereby appointed “bond registrar” for the purpose of registering Bonds and transfers of Bonds as herein provided.

Bonds may be transferred or exchanged only upon the bond register maintained by the Bond Trustee as provided in this Section. Upon surrender for transfer or exchange of any Bond at the principal corporate trust office of the Bond Trustee, the Issuer shall execute, and the Bond Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same maturity, of any authorized denominations and of a like aggregate principal amount.

Notwithstanding the foregoing, the Bonds may be transferred only (i) to a person who the Bondowner reasonably believes is a “qualified institutional buyer” that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A and only upon prior delivery to the Bond Trustee and the Issuer of an Investment Letter in substantially the form of Exhibit D hereto, signed by the transferee, or (ii) pursuant to another exemption from registration under the 1933 Act.

Every Bond presented or surrendered for transfer or exchange shall (if so required by the Bond Trustee, as bond registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bond Trustee, as bond registrar, duly executed by the Owner thereof or his attorney or legal representative duly authorized in writing.

All Bonds surrendered upon any exchange or transfer provided for in this Bond Indenture shall be promptly canceled by the Bond Trustee and thereafter disposed of as herein provided.

All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Bond Indenture, as the Bonds surrendered upon such transfer or exchange.

No service charge shall be made for any registration, transfer or exchange of Bonds, but the Bond Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, and such charge shall be paid before any such new Bond shall be delivered. The fees and charges of the Bond Trustee for making any transfer or exchange and the expense of any bond printing necessary to effectuate any such transfer or exchange shall be paid by FHLBank. In the event any Owner fails to provide a correct taxpayer identification number to the Bond Trustee, the Bond Trustee may impose a charge against such Owner sufficient to pay any governmental charge required to be paid as a result of such failure. In compliance with Section 3406 of the Internal Revenue Code, such amount may be deducted by the Bond Trustee from amounts otherwise payable to such Owner hereunder or under the Bonds.

The Bond Trustee shall not be required (i) to transfer or exchange any Bond during a period beginning at the opening of business 15 days before the day of the first publication or the mailing (if there is no publication) of a notice of redemption of such Bond and ending at the close of business on the day of such publication or mailing, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part, during a period beginning at the opening of business on any Regular Record Date for such Bonds and ending at the close of business on the relevant interest payment date therefor.

The Issuer, FHLBank, the Bond Trustee and any agent of the Issuer, FHLBank or the Bond Trustee may treat the Person in whose name any Bond is registered as the Owner of such Bond for the purpose of receiving payment of principal of (and premium, if any), and interest on, such Bond and for all other purposes whatsoever, except as otherwise provided in this Bond Indenture, whether or not such Bond is overdue, and, to the extent permitted by law, neither the Issuer, FHLBank, the Bond Trustee nor any such agent shall be affected by notice to the contrary.

The Person in whose name any Bond shall be registered on the bond register shall be deemed and regarded as the absolute owner thereof for all purposes, except as otherwise provided in this Bond Indenture, and payment of or on account of the principal of and premium, if any, and interest on any such Bond shall be made only to or upon the order of the Owner thereof or his legal representative, but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

The Bond Trustee will keep on file at its corporate trust office a list of the names and addresses of the last known Owners of all Bonds and the certificate numbers of such Bonds held by each of such Owners. At reasonable times and under reasonable regulations established by the Bond Trustee, the list may be inspected and copied by the Issuer, FHLBank, or the Owners of 10% in principal amount of Bonds Outstanding or the authorized representative thereof, provided that the ownership of such Owner and the authority of any such designated representative shall be evidenced to the satisfaction of the Bond Trustee.

Section 206. Temporary Bonds. Pending the preparation of definitive Bonds, the Issuer may execute, and upon request of the Issuer the Bond Trustee shall authenticate and deliver, temporary Bonds which are printed, typewritten, or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds. If temporary Bonds are issued, the Issuer will cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the principal corporate trust office of the Bond Trustee, without charge to the Owner. Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Bond Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of authorized denominations. Until so exchanged, temporary Outstanding Bonds shall in all respects be entitled to the security and benefits of this Bond Indenture.

Section 207. Mutilated, Destroyed, Lost and Stolen Bonds. If (i) any mutilated Bond is surrendered to the Bond Trustee, and the Bond Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Bond Trustee such security or indemnity as may be required by the Bond Trustee to save the Issuer and the Bond Trustee harmless, then, in the absence of notice to the Bond Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Bond Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same maturity and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Bond Trustee in its discretion may, instead of issuing a new Bond, pay such Bond.

Upon the issuance of any new Bond under this Section, the Issuer and the Bond Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Bond Indenture equally and ratably with all other Outstanding Bonds.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

Section 208. Cancellation of Bonds. All Bonds surrendered for payment, redemption, transfer, exchange or replacement, if surrendered to the Bond Trustee, shall be promptly canceled by the Bond Trustee, and, if surrendered to any Paying Agent other than the Bond Trustee, shall be delivered to the Bond Trustee and, if not already canceled, shall be promptly canceled by the Bond Trustee. The Issuer or FHLBank may at any time deliver to the Bond Trustee for cancellation any Bonds previously authenticated and delivered hereunder, which the Issuer or FHLBank may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Bond Trustee. No Bond shall be authenticated in lieu of or in exchange for any Bond canceled as provided in this Section, except as expressly provided by this Bond Indenture. All canceled Bonds held by the Bond Trustee shall be destroyed and disposed of by the Bond Trustee in accordance with applicable record retention requirements. The Bond Trustee shall execute and deliver to the Issuer and FHLBank a certificate describing the Bonds so canceled.

ARTICLE III
REDEMPTION AND PURCHASE OF BONDS

Section 301. Redemption of Bonds Prior to Maturity. The Bonds are subject to redemption and payment prior to maturity, at the option of the Issuer, which shall be exercised upon the written direction of FHLBank, in whole or in part, in an amount equal to or greater than the minimum authorized denomination, on any date at a redemption price equal to 100% of the principal amount redeemed, plus interest accrued to the redemption date.

Section 302. Election to Redeem; Notice to Bond Trustee. The Issuer shall elect to redeem Bonds subject to optional redemption upon receipt of a written direction of FHLBank. In case of any redemption at the election of the Issuer, the Issuer shall, at least 45 days prior to the redemption date fixed by the Issuer pursuant to the written direction of FHLBank (unless a shorter notice shall be satisfactory to the Bond Trustee) give written notice to the Bond Trustee directing the Bond Trustee to call Bonds for redemption and give notice of redemption and specifying the redemption date, the principal amount, and maturities of Bonds to be called for redemption, the applicable redemption price or prices and the provision or provisions of this Bond Indenture pursuant to which such Bonds are to be called for redemption.

The foregoing provisions of this Section shall not apply in the case of any mandatory redemption of Bonds under this Bond Indenture, and the Bond Trustee shall call Bonds for redemption and shall give notice of redemption pursuant to such mandatory redemption requirements without the necessity of any action by the Issuer or FHLBank and whether or not the Bond Trustee shall hold in the Debt Service Fund moneys available and sufficient to effect the required redemption.

Section 303. Selection of Bonds to be Redeemed; Bonds Redeemed in Part. Bonds may be redeemed only in the principal amount of minimum authorized denominations of the Bonds or any integral multiple thereof.

If less than all Bonds are to be redeemed and paid prior to maturity pursuant to Section 301 hereof, such Bonds shall be redeemed from the maturity or maturities selected by FHLBank. If less than all Bonds of any maturity are to be redeemed, the particular Bonds to be redeemed shall be selected by the Bond Trustee from the Bonds of such maturity which have not previously been called for redemption, by such method as the Bond Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions equal to minimum authorized denominations of the principal of Bonds of a denomination larger than such minimum authorized denominations.

Any Bond which is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Bond Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Bond Trustee duly executed by, the Owner thereof or his attorney or legal representative duly authorized in writing) and the Issuer shall execute and the Bond Trustee shall authenticate and deliver to the Owner of such Bond, without service charge, a new Bond or Bonds of the same maturity of any authorized denomination or denominations as requested by such Owner in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered. If the Owner of any such Bond shall fail to present such Bond to the Bond Trustee for payment and exchange as aforesaid, said Bond shall, nevertheless, become due and payable on the redemption date to the extent of the unit or units of principal amount in minimum authorized denominations called for redemption (and to that extent only).

In lieu of surrender under the preceding paragraph, payment of the redemption price of a portion of any Bond may be made directly to the Owner thereof without surrender thereof, if there shall have been filed with the Bond Trustee a written agreement of such Owner acceptable to the Bond Trustee in form and substance that payment shall be so made and that such Owner will not sell, transfer or otherwise dispose of such Bond unless prior to delivery thereof such Owner shall present such Bond to the Bond Trustee for notation thereon of the portion of the principal thereof redeemed or shall surrender such Bond in exchange for a new Bond or Bonds for the unredeemed balance of the principal of the surrendered Bond.

The Bond Trustee shall promptly notify the Issuer and FHLBank in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

Section 304. Notice of Redemption. Unless waived by any Owner of Bonds to be redeemed, official notice of any such redemption shall be given by the Bond Trustee on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail, at least 15 days prior to the redemption date for the Bonds, the Bonds to be redeemed at the address shown on the bond register.

All official notices of redemption shall be dated and shall state:

(a)	the redemption date;

(b)	the redemption price;

(c)	the principal amount of Bonds to be redeemed and, if less than all of a maturity of Bonds are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed;

(d)	the place where the Bonds to be redeemed are to be surrendered for payment of the redemption price, which place of payment shall be the corporate trust office of the Bond Trustee; and

(e)	such notice is conditional upon moneys being on deposit with the Bond Trustee in an amount sufficient to pay the redemption price on the redemption date, otherwise such redemption shall not be effective.

The failure of any Owner of Bonds to receive notice given as provided in this Section, or any defect therein, shall not affect the validity of any proceedings for the redemption of any Bonds. Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given and shall become effective upon mailing, whether or not any Owner receives such notice.

Section 305. Deposit of Redemption Price; Bonds Payable on Redemption Date. Prior to any redemption date, the Issuer shall deposit or cause to be deposited with the Bond Trustee or with a Paying Agent, from moneys provided by FHLBank, an amount of money sufficient to pay the redemption price of all the Bonds which are to be redeemed on that date. Such money shall be held in trust for the benefit of the Persons entitled to such redemption price and shall not be deemed to be part of the Trust Estate.

Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Issuer shall default in the payment of the redemption price) such Bonds shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with said notice, such Bond shall be paid by the Trustee as trustee for the Issuer at the redemption price. Installments of interest with a due date on or prior to the redemption date shall be payable to the Owners of the Bonds registered as such on the relevant Regular Record Dates according to the terms of such Bonds and the provisions of Section 204. If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, or as otherwise provided under Section 303 in lieu of surrender, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate prescribed therefor in the Bond.

ARTICLE IV
FUNDS AND ACCOUNTS,
APPLICATION OF BOND PROCEEDS
AND OTHER MONEYS

Section 401. Creation of Funds and Accounts. There are hereby created and ordered to be established in the custody of the Bond Trustee the following special trust funds in the name of the Issuer to be designated as follows:

(a)	“Shawnee County, Kansas – Federal Home Loan Bank of Topeka Project Fund” (the “Project Fund”).

(b)	“Shawnee County, Kansas – Federal Home Loan Bank of Topeka Costs of Issuance Fund” (the “Costs of Issuance Fund”).

(c)	“Shawnee County, Kansas – Federal Home Loan Bank of Topeka Debt Service Fund” (the “Debt Service Fund”).

The Bond Trustee is authorized to establish separate accounts within such funds or otherwise segregate moneys within such funds, on a book-entry basis or in such other manner as the Bond Trustee may deem necessary or convenient, or as the Bond Trustee shall be instructed by FHLBank.

Section 402. Deposit of Bond Proceeds and Other Moneys. The Issuer, for and on behalf of FHLBank, shall deposit with the Bond Trustee all of the net proceeds from the Bonds and from funds of FHLBank into the respective Project Fund or Costs of Issuance Fund.

Section 403. Project Fund.

(a) Moneys in the Project Fund shall be paid out from time to time by the Bond Trustee in order to pay or as reimbursement for payments made for Project Costs within three Business Days after receipt in complete and properly executed form satisfactory to the Bond Trustee of a Written Request of FHLBank in substantially the form of Exhibit C, requesting payments be made from the Project Fund and including instructions for making the payments.

(b) Upon receipt of each Written Request of FHLBank, the Bond Trustee shall pay the obligation set forth in such Written Request out of moneys in the Project Fund. In making such payments and determinations, the Bond Trustee may rely upon such Written Request and certificates and statements and shall not be required to make any independent investigation or inspection in connection therewith. If for any reason FHLBank should decide prior to the payment of any item not to pay such item, it shall give written notice of such decision to the Bond Trustee, and, if upon receipt of such written notice the Bond Trustee has not released payment for such item, the Bond Trustee shall not make such payment.

(c) FHLBank shall deliver to the Bond Trustee within 90 days after the completion of the Project a certificate of the FHLBank Representative stating that the Project has been fully completed and the date of completion.

(d) If, after the Trustee pays all Written Requests theretofore tendered to the Bond Trustee under subsection (b), any moneys remain in the Project Fund, such moneys shall be (i) transferred to the Debt Service Fund, which amount shall be used to redeem Bonds on the earliest practical date on which the same may be called for redemption, or (ii) used for any other purpose requested by FHLBank if the Bond Trustee receives an Opinion of Bond Counsel and the prior written consent of the Original Purchaser approving such use.

Section 404. Costs of Issuance Fund. Moneys on deposit in the Costs of Issuance Fund shall be paid out to pay Costs of Issuance of the Bonds from time to time by the Bond Trustee upon Written Requests of FHLBank, in substantially the form of Exhibit B, in amounts equal to the amount certified for payment in such Written Requests. Any moneys remaining in the Costs of Issuance Fund on the earlier of the payment of all Costs of Issuance or August 1, 2017, shall be transferred to the Project Fund.

Section 405. Debt Service Fund. The Bond Trustee shall deposit and credit to the applicable account in the Debt Service Fund, as and when received, the following:

(a)	All Lease Payments made by FHLBank pursuant to Section 4.1 of the Lease Agreement.

(b)	Any amount required to be transferred from the Project Fund to the Debt Service Fund pursuant to Section 409 hereof.

(c)	Interest earnings and other income on Permitted Investments required to be deposited in the Debt Service Fund pursuant to Section 409 hereof.

(d)	All other moneys received by the Bond Trustee under and pursuant to any of the provisions of this Bond Indenture or the Lease Agreement, when accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Debt Service Fund.

The moneys in the Debt Service Fund shall be held in trust and, subject to Section 707 hereof, shall be applied solely in accordance with the provisions of this Bond Indenture to pay the principal of and redemption premium, if any, and interest on the Bonds as the same become due and payable at maturity, upon redemption, by acceleration or otherwise.

The Bond Trustee, upon the written instructions from the Issuer given pursuant to written direction of FHLBank, shall use excess moneys in the Debt Service Fund to redeem all or part of the Bonds Outstanding and to pay interest to accrue thereon prior to such redemption and redemption premium, if any, on the next succeeding redemption date for which the required redemption notice may be given or on such later redemption date as may be specified by FHLBank, in accordance with the provisions of Article III hereof, so long as FHLBank is not in default with respect to any payments under the Lease Agreement and to the extent said moneys are in excess of the amount required for payment of Bonds theretofore matured or called for redemption.

After payment in full of the principal of, redemption premium, if any, and interest on the Bonds (or after provision has been made for the payment thereof as provided in this Bond Indenture), and the fees, charges and expenses of the Bond Trustee, any Paying Agents and the Issuer, and any other amounts required to be paid under this Bond Indenture and the Lease Agreement, all amounts remaining in the Debt Service Fund shall be paid to FHLBank upon the expiration or sooner termination of the Lease Agreement.

Section 406. Payments Due on Saturdays, Sundays and Holidays. In any case where the date of maturity of principal of, redemption premium, if any, or interest on the Bonds or the date fixed for redemption of any Bonds shall be a day other than a Business Day, then payment of principal, redemption premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 407. Nonpresentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if funds sufficient to pay such Bond shall have been made available to the Bond Trustee, all liability of the Issuer to the Owner thereof for the payment of such Bond, shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Bond Trustee to hold such funds in trust in a separate trust account, without liability for interest thereon, for the benefit of the Owner of such Bond, who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Bond Indenture or on or with respect to said Bond. If any Bond shall not be presented for payment within four years following the date when such Bond becomes due, whether by maturity or otherwise, the Bond Trustee shall repay to FHLBank without liability for interest thereon the funds theretofore held by it for payment of such Bond, and such Bond, shall, subject to the defense of any applicable statute of limitation, thereafter be an unsecured obligation of FHLBank, and the Owner thereof shall be entitled to look only to FHLBank for payment, and then only to the extent of the amount so repaid, and FHLBank shall not be liable for any interest thereon and shall not be regarded as a trustee of such money.

Section 408. Moneys to be Held in Trust. All moneys deposited with or paid to the Bond Trustee for the funds and accounts held under this Bond Indenture, and all moneys deposited with or paid to any Paying Agent under any provision of this Bond Indenture shall be held by the Bond Trustee or Paying Agent in trust and shall be applied only in accordance with the provisions of this Bond Indenture and the Lease Agreement, and, until used or applied as herein provided, shall constitute part of the Trust Estate and be subject to the lien, terms and provisions hereof and shall not be commingled with any other funds of the Issuer or FHLBank except as provided under Section 409 hereof for investment purposes. Neither the Bond Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be the result of accounting for the earnings on Permitted Investments purchased at the direction of FHLBank pursuant to Section 409 hereof.

Section 409. Investment of Moneys. Moneys held in each of the funds and accounts under this Bond Indenture shall, pursuant to written directions of the FHLBank Representative, or in the absence of such direction, in such Permitted Investments specified in paragraph (g) of the definition of Permitted Investments be invested and reinvested by the Bond Trustee in accordance with the provisions of this Bond Indenture in Permitted Investments which mature or are subject to redemption by the Owner thereof prior to the date such funds are expected to be needed. The Bond Trustee may make any investments permitted by the provisions of this Section through its own bond department or short-term investment department or any affiliate thereof and may pool moneys for investment purposes. Any such Permitted Investments shall be held by or under the control of the Bond Trustee and shall be deemed at all times a part of the fund or account in which such moneys are originally held. The interest accruing on each fund or account and any profit realized from such Permitted Investments shall be credited to such fund or account, and any loss resulting from such Permitted Investments shall be charged to such fund or account. The Bond Trustee shall sell or present for redemption and reduce to cash a sufficient amount of such Permitted Investments whenever it shall be necessary to provide moneys in any fund or account for the purposes of such fund or account and the Bond Trustee shall not be liable for any loss resulting from such investments.

Section 410. Records and Reports of Bond Trustee. The Bond Trustee agrees to maintain such records with respect to any and all moneys or investments held by the Bond Trustee pursuant to the provisions of this Bond Indenture as are reasonably requested by the Issuer or FHLBank. The Bond Trustee shall furnish to FHLBank, monthly on the 10th Business Day of each month, a report on the status of each of the funds and accounts established under this Article which are held by the Bond Trustee, showing the balance in each such fund or account as of the first day of the preceding month, the total of deposits to and the total of disbursements from each such fund or account, the dates of such deposits and disbursements, and the balance in each such fund or account on the last day of the preceding month. The Bond Trustee shall render an annual accounting for each calendar year ending December 31 to the Issuer, FHLBank and any Owner requesting the same at its expense, showing in reasonable detail all financial transactions relating to the Trust Estate during the accounting period, including investment earnings and the balance in any funds or accounts created by this Bond Indenture as of the beginning and close of such accounting period.

ARTICLE V
{RESERVED}

ARTICLE VI
GENERAL COVENANTS AND PROVISIONS

Section 601. Issuer to Issue Bonds and Execute Bond Indenture. The Issuer covenants that it is duly authorized under the Constitution and laws of the State of Kansas to execute this Bond Indenture, to issue the Bonds and to pledge and assign the Trust Estate in the manner and to the extent herein set forth; that all action on its part for the execution and delivery of this Bond Indenture and the issuance of the Bonds has been duly and effectively taken; and that the Bonds in the hands of the Owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights to the extent applicable and their enforcement may be subject to the exercise of judicial discretion in appropriate cases.

Section 602. Limited Obligations. The Bonds and the interest thereon shall be special, limited obligations of the Issuer payable (except to the extent paid out of Bond proceeds or the income from the temporary investment thereof and under certain circumstances from insurance proceeds and condemnation awards) solely out of the Lease Payments and other payments derived by the Issuer under the Lease Agreement (except for fees and expenses payable to the Issuer, the Issuer’s right to indemnification as set forth in the Lease Agreement and as otherwise expressly set forth therein), and are secured by a transfer, pledge and assignment of and a grant of a security interest in the Trust Estate to the Bond Trustee and in favor of the Owners of the Bonds, as provided in this Bond Indenture. The Bonds and interest thereon shall not be deemed to constitute a debt or liability of the Issuer, the State of Kansas or any other political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not constitute a pledge of the full faith and credit of the Issuer, the State of Kansas or any other political subdivision thereof, but shall be payable solely from the funds provided for in the Lease Agreement and in this Bond Indenture. The issuance of the Bonds shall not, directly, indirectly or contingently, obligate the Issuer, the State of Kansas or any other political subdivision thereof to levy any form of taxation therefor or to make any appropriation for their payment. Neither the Issuer nor the State of Kansas shall in any event be liable for the payment of the principal of, redemption premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever which may be undertaken by the Issuer. No breach by the Issuer of any such pledge, mortgage, obligation or agreement may impose any liability, pecuniary or otherwise, upon the Issuer or the State of Kansas or any charge upon its general credit or against its taxing power.

Section 603. Payment of Bonds. The Issuer shall duly and punctually pay or cause to be paid, but solely from the sources specified in this Bond Indenture, the principal of, redemption premium, if any, and interest on the Bonds in accordance with the terms of the Bonds and this Bond Indenture.

Section 604. Performance of Covenants. The Issuer shall (to the extent within its control) faithfully perform or cause to be performed at all times any and all covenants, undertakings, stipulations and provisions which are to be performed by the Issuer contained in this Bond Indenture, in the Bonds and in all proceedings pertaining thereto.

Section 605. Inspection of Books. The Issuer covenants and agrees that all books and documents in its possession relating to the Bonds, this Bond Indenture and the Lease Agreement, and the transactions relating thereto shall be open to inspection during business hours upon reasonable notice by the Bond Trustee or such accountants or other agencies as the Bond Trustee may from time to time designate. The Bond Trustee covenants and agrees that all books and documents in its possession relating to the Bonds, this Bond Indenture and the Lease Agreement, and the transactions relating thereto, including financial statements of FHLBank, shall be open to inspection during business hours upon reasonable notice by the Issuer or such accountants or other agencies as the Issuer may from time to time designate.

Section 606. Enforcement of Rights. The Issuer agrees that the Bond Trustee, as assignee, transferee, pledgee, and owner of a security interest under this Bond Indenture in its name or in the name of the Issuer may enforce all rights of the Issuer and the Bond Trustee and all obligations of FHLBank under and pursuant to the Lease Agreement and any other Transaction Documents for and on behalf of the Owners, whether or not the Issuer is in default hereunder. The Lease Agreement and all other documents, instruments or policies of insurance required by the Bond Trustee shall be delivered to and held by the Bond Trustee.

Section 607. Amendments to the Lease Agreement. The Lease Agreement may be supplemented or amended by Supplemental Lease Agreements executed by the Issuer and FHLBank as provided in Article VIII of the Lease Agreement; provided that subsequent to the issuance of any Bonds and prior to their payment in full (or provision thereof having been made in accordance with the provisions of this Bond Indenture), the Lease Agreement may not be amended, changed, modified, altered or terminated without the written consent of the Bond Trustee and the Bondowner.

ARTICLE VII
DEFAULT AND REMEDIES

Section 701. Events of Default. The term “Event of Default,” wherever used in this Bond Indenture, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any interest on any Bond when such interest becomes due and payable; or

(b)	default in the payment of the principal of (or premium, if any, on) any Bond when the same becomes due and payable (whether at maturity, upon proceedings for redemption, by acceleration or otherwise); or

(c)	default in the performance, or breach, of any covenant or agreement of the Issuer in this Bond Indenture (other than a covenant or agreement a default in the performance or breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given to the Issuer and FHLBank by the Bond Trustee or to the Issuer, FHLBank and the Bond Trustee by the Owners of at least 10% in principal amount of the Bonds Outstanding, a written notice specifying such default or breach and requiring it to be remedied; provided, that if such default cannot be fully remedied within such 60-day period, but can reasonably be expected to be fully remedied, such default shall not constitute an Event of Default if the Issuer shall immediately upon receipt of such notice commence the curing of such default and shall thereafter prosecute and complete the same with due diligence and dispatch; or

(d)	any Event of Default under the Lease Agreement shall occur and is continuing and has not been waived.

With regard to any alleged Event of Default concerning which notice is given to FHLBank under the provisions of this Section, the Issuer hereby grants FHLBank full authority for the account of the Issuer to perform any covenant or obligation, the nonperformance of which is alleged in said notice to constitute an Event of Default, in the name and stead of the Issuer, with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts in order to remedy such Event of Default.

Section 702. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default described in subparagraph (a) or (b) of Section 701 hereof shall have occurred and be continuing, the Trustee shall, by notice in writing delivered to the Issuer and FHLBank, declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable, and the Trustee shall provide for payment of the principal of and interest on the Bonds as provided in Section 404 hereof.

If an Event of Default described in subparagraph (c) or (d) of Section 701 hereof shall have occurred and be continuing, the Trustee may, and upon the written request of the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding having been indemnified as provided in Section 802(e) hereof shall, by notice in writing delivered to the Issuer and FHLBank declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable.

On the date of acceleration of payment pursuant to the provisions of this Section, interest shall cease to accrue on the Bonds Outstanding.

At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any Bonds has been obtained by the Bond Trustee as provided in this Article, the Owners of a majority in principal amount of the Bonds Outstanding may, by written notice to the Issuer, FHLBank and the Bond Trustee, rescind and annul such declaration and its consequences if

(a)	there is deposited with the Bond Trustee a sum sufficient to pay

(1)	all overdue installments of interest on all Bonds, including interest on Bonds accruing during any period during which the principal of the Bond has been accelerated in accordance with this Bond Indenture,

(2)	the principal of (and premium, if any, on) any Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds,

(3)	interest upon overdue installments of interest at the rate or rates prescribed therefor in the Bonds, and

(4)	all sums paid or advanced by the Bond Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Bond Trustee, its agents and counsel; and

(b)	all Events of Default, other than the non-payment of the principal of Bonds which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 710 of this Bond Indenture.

No such rescission and annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 703. Exercise of Remedies by the Bond Trustee. Subject to the provisions of Section 711 hereof, upon the occurrence and continuance of any Event of Default under this Bond Indenture, unless the same is waived as provided in this Bond Indenture, the Bond Trustee shall have the following rights and remedies, in addition to any other rights and remedies provided under this Bond Indenture or by law:

(a)	Right to Bring Suit, Etc. The Bond Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce the payment of the principal of, premium, if any, and interest on the Bonds Outstanding, including interest on overdue principal (and premium, if any) and on overdue installments of interest, and any other sums due under this Bond Indenture, to realize on or to foreclose any of its interests or liens under this Bond Indenture or any other Transaction Document, to enforce and compel the performance of the duties and obligations of the Issuer as set forth in this Bond Indenture and to enforce or preserve any other rights or interests of the Bond Trustee under this Bond Indenture with respect to any of the Trust Estate or otherwise existing at law or in equity.

(b)	Exercise of Remedies at Direction of Bondowners. If requested in writing to do so by the Owners of not less than 25% in principal amount of Bonds Outstanding and if indemnified as provided in Section 802(e) of this Bond Indenture, the Bond Trustee shall be obligated to exercise such one or more of the rights and remedies conferred by this Article as the Bond Trustee shall deem most expedient in the interests of the Owners.

(c)	Appointment of Receiver. Upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Bond Trustee and of the Owners under this Bond Indenture, the Bond Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate, pending such proceedings, with such powers as the court making such appointment shall confer.

(d)	Suits to Protect the Trust Estate. The Bond Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Bond Indenture and to protect its interests and the interests of the Owners in the Trust Estate, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security under this Bond Indenture or be prejudicial to the interests of the Owners or the Bond Trustee, or to intervene (subject to the approval of a court of competent jurisdiction) on behalf of the Owners in any judicial proceeding to which the Issuer or FHLBank is a party and which in the judgment of the Bond Trustee has a substantial bearing on the interests of the Owners.

(e)	Enforcement Without Possession of Bonds. All rights of action under this Bond Indenture or any of the Bonds may be enforced and prosecuted by the Bond Trustee without the possession of any of the Bonds or the production thereof in any suit or other proceeding relating thereto, and any such suit or proceeding instituted by the Bond Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Bond Trustee, its agents and counsel, and subject to the provisions of Section 707 hereof, be for the equal and ratable benefit of the Owners of the Bonds in respect of which such judgment has been recovered.

(f)	Restoration of Positions. If the Bond Trustee or any Owner has instituted any proceeding to enforce any right or remedy under this Bond Indenture by suit, foreclosure, the appointment of a receiver, or otherwise, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Bond Trustee or to such Owner, then and in every case the Issuer, the Bond Trustee, FHLBank and the Owners shall, subject to any determination in such proceeding, be restored to their former positions and rights under this Bond Indenture, and thereafter all rights and remedies of the Bond Trustee and the Owners shall continue as though no such proceeding had been instituted.

Section 704. Bond Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Bonds or of such other obligor or their creditors, the Bond Trustee (irrespective of whether the principal of the Bonds shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Bond Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)	to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Outstanding Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Bond Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Bond Trustee, its agents and counsel) and of the Owners allowed in such judicial proceeding, and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Owner to make such payments to the Bond Trustee, and in the event that the Bond Trustee shall consent to the making of such payments directly to the Owners, to pay to the Bond Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Bond Trustee, its agents and counsel, and any other amounts due the Bond Trustee under Section 804.

Nothing herein contained shall be deemed to authorize the Bond Trustee to authorize or consent to or accept or adopt on behalf of any Owner any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Owner thereof, or to authorize the Bond Trustee to vote in respect of the claim of any Owner in any such proceeding.

Section 705. Limitation on Suits by Bondowners. No Owner of any Bond shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Bond Indenture, or for the appointment of a receiver or trustee or for any other remedy under this Bond Indenture, unless

(a)	such Owner has previously given written notice to the Bond Trustee of a continuing Event of Default;

(b)	the Owners of not less than 25% in principal amount of the Bonds Outstanding shall have made written request to the Bond Trustee to institute proceedings in respect of such Event of Default in its own name as Bond Trustee under this Bond Indenture;

(c)	such Owner or Owners have offered to the Bond Trustee indemnity as provided in Section 802(e) and Section 804 of this Bond Indenture against the fees, costs, expenses and liabilities to be incurred in compliance with such request;

(d)	the Bond Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)	no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the Owners of a majority in principal amount of the Outstanding Bonds;

it being understood and intended that no one or more Owners of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Bond Indenture to affect, disturb or prejudice the lien of this Bond Indenture or the rights of any other Owners of Bonds, or to obtain or to seek to obtain priority or preference over any other Owners or to enforce any right under this Bond Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Bonds.

Notwithstanding the foregoing or any other provision in this Bond Indenture, however, the Owner of any Bond shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and interest on such Bond on the respective stated maturities expressed in such Bond (or, in the case of redemption, on the redemption date) and nothing contained in this Bond Indenture shall affect or impair the right of any Owner to institute suit for the enforcement of any such payment.

Section 706. Control of Proceedings by Bondowners. The Owners of a majority in principal amount of the Bonds Outstanding shall have the right, during the continuance of an Event of Default,

(a)	to require the Bond Trustee to proceed to enforce this Bond Indenture, either by judicial proceedings for the enforcement of the payment of the Bonds and the foreclosure of this Bond Indenture, or otherwise; and

(b)	to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or exercising any trust or power conferred upon the Bond Trustee under this Bond Indenture, provided that

(1)	such direction shall not be in conflict with any rule of law or this Bond Indenture,

(2)	the Bond Trustee may take any other action deemed proper by the Bond Trustee which is not inconsistent with such direction,

(3)	the Bond Trustee shall not determine that the action so directed would be unjustly prejudicial to the Owners not taking part in such direction; and

(4)	the Bond Trustee shall have been indemnified as provided in Section 802(e) and Section 804.

Section 707. Application of Moneys Collected. Any moneys collected by the Bond Trustee pursuant to this Article (after the deductions for payment of costs and expenses of proceedings resulting in the collection of such moneys) together with any other sums then held by the Bond Trustee as part of the Trust Estate, shall be applied in the following order, at the date or dates fixed by the Bond Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)	First: To the payment of all undeducted amounts due the Bond Trustee under Section 804 of this Bond Indenture; and

(b)	Second: To the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Bond Trustee or a sum sufficient therefor has been so collected and payment thereof is legally enforceable at the respective rate or rates prescribed therefor in the Bonds) on overdue principal (and premium, if any) and on overdue installments of interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal and interest, without any preference or priority, ratably according to the aggregate amount so due.

Whenever moneys are to be applied by the Bond Trustee pursuant to the provisions of this Section, such moneys shall be applied by it at such times, and from time to time, as the Bond Trustee shall determine, having due regard for the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Bond Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Bond Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Owner of any unpaid Bond until such Bond shall be presented to the Bond Trustee for appropriate endorsement or for cancellation if fully paid.

Section 708. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Bond Trustee or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 709. Delay or Omission Not Waiver. No delay or omission of the Bond Trustee or of any Owner of any Bond to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Bond Trustee or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Bond Trustee or by the Owners, as the case may be.

Section 710. Waiver of Past Defaults. Subject to the provisions of Section 711 hereof, before any judgment or decree for payment of money due has been obtained by the Bond Trustee as provided in this Article, the Owners of a majority in principal amount of the Bonds Outstanding may, by written notice delivered to the Bond Trustee and the Issuer, on behalf of the Owners of all the Bonds waive any past Event of Default hereunder and its consequences, except for the following types of Events of Default:

(a)	in the payment of the principal of (or premium, if any) or interest on any Bond, or

(b)	in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Owner of each Outstanding Bond affected.

Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Bond Indenture; but no such waiver shall extend to or affect any subsequent or other Event of Default or impair any right or remedy consequent thereon.

Section 711. Advances by Bond Trustee. If FHLBank shall fail to make any payment or perform any of its covenants in the Lease Agreement, the Bond Trustee may, at any time and from time to time, use and apply any moneys held by it under the Bond Indenture, or make advances, to effect payment or performance of any such covenant on behalf of FHLBank. All moneys so used or advanced by the Bond Trustee, together with interest at the Bond Trustee’s announced prime rate, plus 2% per annum, shall be repaid by FHLBank upon demand and such advances shall be secured under the Bond Indenture prior to the Bonds. For the repayment of all such advances the Bond Trustee shall have the right to use and apply any moneys at any time held by it under the Bond Indenture but no such use of moneys or advance shall relieve FHLBank from any Event of Default hereunder.

ARTICLE VIII
THE BOND TRUSTEE AND PAYING AGENT

Section 801. Acceptance of Trusts; Certain Duties and Responsibilities. The Bond Trustee accepts and agrees to execute the trusts imposed upon it by this Bond Indenture, but only upon the following terms and conditions:

(a)	Except during the continuance of an Event of Default,

(1)	the Bond Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Bond Indenture, and no implied covenants or obligations shall be read into this Bond Indenture against the Bond Trustee; and

(2)	in the absence of bad faith on its part, the Bond Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Bond Trustee and conforming to the requirements of this Bond Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Bond Trustee, the Bond Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Bond Indenture.

(b)	If an Event of Default has occurred and is continuing, the Bond Trustee shall exercise such of the rights and powers vested in it by this Bond Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances.

(c)	No provision of this Bond Indenture shall be construed to relieve the Bond Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)	this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)	the Bond Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Bond Trustee, unless it shall be proved that the Bond Trustee was negligent in ascertaining the pertinent facts;

(3)	the Bond Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or exercising any trust or power conferred upon the Bond Trustee, under this Bond Indenture; and

(4)	no provision of this Bond Indenture shall require the Bond Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)	Whether or not therein expressly so provided, every provision of this Bond Indenture relating to the conduct or affecting the liability of or affording protection to the Bond Trustee shall be subject to the provisions of this Section.

Section 802. Certain Rights of Bond Trustee. Except as otherwise provided in Section 801 of this Bond Indenture:

(a)	The Bond Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)	The Bond Trustee shall be entitled to rely upon an Officer’s Certificate as to the sufficiency of any request or direction of FHLBank mentioned herein, the existence or non-existence of any fact or the sufficiency or validity of any instrument, paper or proceeding, or that a resolution in the form therein set forth has been adopted by the governing board of FHLBank has been duly adopted, and is in full force and effect.

(c)	Whenever in the administration of this Bond Indenture the Bond Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Bond Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate.

(d)	The Bond Trustee may consult with counsel, and the Bond Trustee may conclusively rely on the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Bond Trustee hereunder in good faith and in reliance thereon.

(e)	Notwithstanding any provision of this Bond Indenture to the contrary, the Bond Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Bond Indenture whether at the request or direction of any of the Owners pursuant to this Bond Indenture or otherwise, unless such Owners shall have offered to the Bond Trustee reasonable security or indemnity against the fees, advances, costs, expenses and liabilities, including those arising in connection with any environmental claim (except as may result from the Bond Trustee’s own negligence or willful misconduct) which might be incurred by it in compliance with such request or direction.

(f)	The Bond Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Bond Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Bond Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(g)	The Bond Trustee assumes no responsibility for the correctness of the recitals contained in this Bond Indenture and in the Bonds, except the certificate of authentication on the Bonds. The Bond Trustee makes no representations to the value or condition of the Trust Estate or any part thereof, or as to the title thereto or as to the security afforded thereby or hereby, or as to the validity or sufficiency of this Bond Indenture or of the Bonds. The Bond Trustee shall not be accountable for the use or application by the Issuer or FHLBank of any of the Bonds or the proceeds thereof or of any money paid to or upon the order of the Issuer or FHLBank under any provision of this Bond Indenture.

(h)	The Bond Trustee, in its individual or any other capacity, may become the Owner or pledgee of Bonds and may otherwise deal with the Issuer or FHLBank with the same rights it would have if it were not Bond Trustee.

(i)	All money received by the Bond Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received. Money held by the Bond Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or by this Bond Indenture. The Bond Trustee shall be under no liability for interest on any money received by it hereunder except for accounting for earnings on Permitted Investments purchased at the written direction of FHLBank.

(j)	The Bond Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Bond Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(k)	The permissive right of the Bond Trustee to do things enumerated in the Bond Indenture shall not be construed as a duty and the Bond Trustee shall not be answerable for other than its negligence or willful misconduct.

(l)	The Bond Trustee shall not be required to give any bond or security in respect of the execution or administration of this Bond Indenture.

(m)	Notwithstanding any other provision of this Bond Indenture to the contrary, any provision intended to provide authority to act, right to payment of fees and expenses, protection, immunity and indemnification to the Bond Trustee shall be interpreted to include any action of the Bond Trustee whether it is deemed to be in its capacity as Bond Trustee, bond registrar or Paying Agent.

(n)	The Bond Trustee may inform the Owners of environmental hazards that the Bond Trustee has reason to believe exist, and the Bond Trustee has the right to take no further action and, in such event no fiduciary duty exists which imposes any obligation for further action with respect to the Trust Estate or any portion thereof if the Bond Trustee, in its individual capacity, determines that any such action would materially and adversely subject the Bond Trustee to environmental or other liability for which the Bond Trustee has not received indemnity pursuant to Section 802(e) hereof.

Section 803. Notice of Defaults. The Bond Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Issuer to cause to be made any of the payments to the Bond Trustee required to be made by Article IV of this Bond Indenture, unless the Bond Trustee shall have received specific notice in writing of such Event of Default by the Issuer, FHLBank, or the Owners of at least 10% in principal amount of all Bonds Outstanding, and in the absence of such notice so delivered, the Bond Trustee may conclusively assume there is no Event of Default except as aforesaid. Within 30 days after the Bond Trustee has actual knowledge of any Event of Default hereunder of which the Bond Trustee is required to take notice or has received notice as provided in this Section, the Bond Trustee shall give written notice of such Event of Default by first class mail to all Owners of Bonds as shown on the bond register maintained by the Bond Trustee, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of an Event of Default in the payment of the principal of (or premium, if any) or interest on any Bond, the Bond Trustee shall be protected in withholding such notice if and so long as the Bond Trustee in good faith determines that the withholding of such notice is in the interests of the Owners.

Section 804. Compensation and Reimbursement. The Bond Trustee shall be entitled to payment or reimbursement

(a)	from time to time for reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)	except as otherwise expressly provided herein, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Bond Trustee in accordance with any provision of this Bond Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Bond Trustee’s negligence or bad faith; and

(c)	to indemnify the Bond Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability or the carrying out of any instructions of the Issuer, FHLBank or any Bondowner, in connection with the exercise or performance of any of its powers or duties hereunder, except that the Bond Trustee may not require that indemnity be furnished as a condition to effect a redemption or acceleration of Bonds or making payments to Bondholders hereunder.

All such payments and reimbursements shall be made by FHLBank or the Person providing instructions to the Bond Trustee with interest at the rate of interest per annum equal to the prime rate announced from time to time by the Bond Trustee, plus 2%.

The Bond Trustee shall promptly notify FHLBank in writing of any claim or action brought against the Bond Trustee in respect of which indemnity may be sought against FHLBank, setting forth the particulars of such claim or action, and FHLBank will assume the defense thereof, including the employment of counsel satisfactory to the Bond Trustee and the payment of all expenses. The Bond Trustee may employ separate counsel in any such action and participate in the defense thereof, and the reasonable fees and expenses of such counsel shall not be payable by FHLBank unless such employment has been specifically authorized by FHLBank or in the opinion of the Bond Trustee FHLBank has failed to actively pursue the defense of such claim or action.

Pursuant to the provisions of the Lease Agreement, FHLBank has agreed to pay to the Bond Trustee all reasonable fees, charges, advances and expenses of the Bond Trustee, and the Bond Trustee agrees to look to FHLBank for the payment of all reasonable fees, charges, advances and expenses of the Bond Trustee and any Paying Agent as provided in the Lease Agreement. The Bond Trustee agrees that the Issuer shall have no obligation to pay or liability for any fees, charges and expenses of the Bond Trustee.

As security for the payment of such compensation, expenses, reimbursements and indemnity under this Section, the Bond Trustee shall be secured under this Bond Indenture by a first lien prior to the Bonds and the payment of interest, principal and premium, if any, thereon, and shall have the right to use and apply any trust moneys held by it under Articles IV and VII hereof.

Section 805. Corporate Trustee Required; Eligibility. There shall at all times be a Bond Trustee hereunder which shall be a bank or trust bank organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, subject to supervision or examination by federal or state authority, having a principal trust office located in the State of Kansas, and having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Bond Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 806. Resignation and Removal of Bond Trustee.

(a)	The Bond Trustee may resign at any time by giving written notice thereof to the Issuer, FHLBank and each Owner of Bonds Outstanding as shown by the bond register required by this Bond Indenture to be kept at the office of the Bond Trustee. If an instrument of acceptance by a successor Bond Trustee shall not have been delivered to the Bond Trustee within 30 days after the giving of such notice of resignation, the resigning Bond Trustee may petition any court of competent jurisdiction for the appointment of a successor Bond Trustee.

(b)	The Bond Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Issuer and the Bond Trustee signed by the Owners of a majority in principal amount of the Outstanding Bonds. The Issuer, FHLBank or any Owner may at any time petition any court of competent jurisdiction for the removal for cause of the Bond Trustee.

(c)	The Bond Trustee may be removed at any time (so long as no default or condition exists that with the lapse of time or giving of notice, or both, would constitute a default, has occurred and is continuing under this Bond Indenture) by an instrument in writing signed by FHLBank and delivered to the Issuer and the Bond Trustee. The foregoing notwithstanding, the Bond Trustee may not be removed by FHLBank unless written notice of the delivery of such instrument signed by the FHLBank Representative is mailed to the Owners of all Bonds Outstanding under this Bond Indenture, which notice indicates the Bond Trustee will be removed and replaced by the successor trustee named in such notice, such removal and replacement to become effective not less than 60 days from the date of such notice, unless the Owners of not less than 25% in aggregate principal amount of such Bonds Outstanding shall object in writing to such removal and replacement.

(d)	If at any time:

(1)	the Bond Trustee shall cease to be eligible under Section 805 and shall fail to resign after receipt by the Bond Trustee of a request from the Issuer or any Owner, or

(2)	the Bond Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Bond Trustee or of its property shall be appointed or any public officer shall take charge or control of the Bond Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Bond Trustee, or (B) FHLBank or any Owner may petition any court of competent jurisdiction for the removal of the Bond Trustee and the appointment of a successor Bond Trustee.

(e)	The Bond Trustee shall give notice of each resignation and each removal of the Bond Trustee and each appointment of a successor Bond Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Owners of Bonds as their names and addresses appear in the bond register maintained by the Bond Trustee. Each notice shall include the name of the successor Bond Trustee and the address of its principal corporate trust office.

(f)	No resignation or removal of the Bond Trustee and no appointment of a successor Bond Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Bond Trustee under Section 808.

Section 807. Appointment of Successor Bond Trustee. If the Bond Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Bond Trustee for any cause, FHLBank, with the written consent of the Issuer (which consent shall not be unreasonably withheld) (so long as no default or condition exists that with the lapse of time or giving of notice, or both, would constitute a default hereunder or under the Lease Agreement has occurred and is continuing), or the Owners of a majority in principal amount of Bonds Outstanding (if a default or condition exists that with the lapse of time or giving of notice, or both, would constitute a default hereunder or under the Lease Agreement has occurred and is continuing), by an instrument or concurrent instruments in writing received by the Issuer and the retiring Bond Trustee, shall promptly appoint a successor Bond Trustee. The Issuer shall not be under any duty to accept the appointment of any successor Bond Trustee named by FHLBank if such successor Bond Trustee is not acceptable to the Issuer. In case all or substantially all of the Trust Estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a temporary successor to fill such vacancy until a new Bond Trustee shall be so appointed by the Issuer or the Owners. If, within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Bond Trustee shall be appointed in the manner herein provided, the successor Bond Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Bond Trustee and supersede the retiring Bond Trustee and any temporary successor Bond Trustee appointed by such receiver or trustee. If no successor Bond Trustee shall have been so appointed and accepted appointment in the manner herein provided, any Owner or the retiring Bond Trustee may petition any court of competent jurisdiction for the appointment of a successor Bond Trustee, until a successor shall have been appointed as above provided. The successor so appointed by such court shall immediately and without further act be superseded by any successor appointed as above provided. Every such successor Bond Trustee appointed pursuant to the provisions of this Section shall be a bank with trust powers or trust bank in good standing under the law of the jurisdiction in which it was created and by which it exists, meeting the eligibility requirements of this Article.

Section 808. Acceptance of Appointment by Successor. Every successor Bond Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Bond Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Bond Trustee shall become effective and such successor Bond Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Bond Trustee; but, on request of the Issuer or the successor Bond Trustee, such retiring Bond Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Bond Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Bond Trustee, and shall duly assign, transfer and deliver to such successor Bond Trustee all property and money held by such retiring Bond Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 804, and thereupon, all duties and obligations of the retiring Bond Trustee hereunder shall cease and terminate. Upon request of any such successor Bond Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Bond Trustee all such estates, properties, rights, powers and trusts. No successor Bond Trustee shall accept its appointment unless at the time of such acceptance such successor Bond Trustee shall be qualified and eligible under this Article.

Section 809. Merger, Consolidation and Succession to Business. Any corporation or association into which the Bond Trustee may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Bond Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Bond Trustee, shall be the successor of the Bond Trustee hereunder, provided such corporation or association shall be otherwise qualified and eligible under this Article, and shall be vested with all of the title to the whole property or Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Bond Trustee then in office, any successor by merger or consolidation to such authenticating Bond Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Bond Trustee had itself authenticated such Bonds.

Section 810. Co-Bond Trustees and Separate Bond Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Trust Estate may at the time be located, or in the enforcement or the exercise any of the powers, rights or remedies herein granted to the Bond Trustee, or any other action which may be desirable or necessary in connection therewith, the Bond Trustee shall have power to appoint, and, the Issuer shall (upon the written request of the Bond Trustee or of the Owners of at least 25% in principal amount of the Bonds Outstanding) join with the Bond Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Bond Trustee either to act as co-trustee, jointly with the Bond Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in the capacity aforesaid, any property, title, right, protection, immunity or power in addition to those provided hereunder to the Bond Trustee deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Bond Trustee alone shall have power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)	All rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Bond Trustee hereunder, shall be exercised solely, by the Bond Trustee.

(b)	The rights, powers, duties and obligations hereby conferred or imposed upon the Bond Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Bond Trustee or by the Bond Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Bond Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c)	The Bond Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Issuer, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Bond Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Bond Trustee, the Issuer shall join with the Bond Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(d)	No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Bond Trustee, or any other such trustee hereunder.

(e)	Any request, demand, authorization, direction, notice, consent, waiver or other act of Owners delivered to the Bond Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 811. Designation of Paying Agent. The Bond Trustee is hereby designated and agrees to act as principal Paying Agent for and in respect to the Bonds. The Issuer may, upon the written request of FHLBank and payment of any costs related thereto, cause the necessary arrangements to be made through the Bond Trustee and to be thereafter continued for the designation of alternate Paying Agents, if any, and for the making available of funds hereunder for the payment of the principal of, premium, if any, and interest on the Bonds, or at the principal corporate trust office of said alternate Paying Agents. In the event of a change in the office of Bond Trustee, the predecessor Bond Trustee which has resigned or been removed shall cease to be trustee of any funds provided hereunder and Paying Agent for principal of, premium, if any, and interest on the Bonds, and the successor Bond Trustee shall become such Bond Trustee and Paying Agent unless a separate Paying Agent or Agents are appointed by the Issuer in connection with the appointment of any successor Bond Trustee.

ARTICLE IX
SUPPLEMENTAL BOND INDENTURES

Section 901. Supplemental Bond Indentures without Consent of Bondowners. Without the consent of the Owners of any Bonds, the Issuer and the Bond Trustee may from time to time enter into one or more Supplemental Bond Indentures for any of the following purposes:

(a)	to correct or amplify the description of any property at any time subject to the lien of this Bond Indenture, or better to assure, convey and confirm unto the Bond Trustee any property subject or required to be subjected to the lien of this Bond Indenture, or to subject to the lien of this Bond Indenture additional property; or

(b)	to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed; or

(c)	to evidence the appointment of a separate trustee or the succession of a new trustee under this Bond Indenture; or

(d)	to add to the covenants of the Issuer or to the rights, powers and remedies of the Bond Trustee for the benefit of the Owners of the Bonds or to surrender any right or power herein conferred upon the Issuer; or

(e)	to cure any ambiguity, to correct or supplement any provision in this Bond Indenture which may be inconsistent with any other provision herein or to make any other change, with respect to matters or questions arising under this Bond Indenture, which shall not be inconsistent with the provisions of this Bond Indenture, provided such action shall not materially adversely affect the interests of the Owners of the Bonds; or

(f)	to modify, eliminate or add to the provisions of this Bond Indenture to such extent as shall be necessary to effectuate the qualification of this Bond Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted, or to permit the qualification of the Bonds for sale under the securities laws of the United States or any state of the United States.

Section 902. Supplemental Bond Indentures with Consent of Bondowners. With the consent of the Owners of not less than a majority in principal amount of the Bonds then Outstanding affected by such Supplemental Bond Indenture, the Issuer and the Bond Trustee may enter into one or more Supplemental Bond Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Bond Indenture or of modifying in any manner the rights of the Owners of the Bonds under this Bond Indenture; provided, however, that no such Supplemental Bond Indenture shall, without the consent of the Owner of each Outstanding Bond affected thereby,

(a)	change the stated maturity of the principal of, or any installment of interest on, any Bond, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, any Bond, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

(b)	reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Owners is required for any such Supplemental Bond Indenture, or the consent of whose Owners is required for any waiver provided for in this Bond Indenture of compliance with certain provisions of this Bond Indenture or certain Event of Defaults hereunder and their consequences; or

(c)	modify the obligation of the Issuer to make payment on or provide funds for the payment of any Bond; or

(d)	modify or alter the provisions of the proviso to the definition of the term “Outstanding”; or

(e)	modify any of the provisions of this Section or Section 710, except to increase any percentage provided thereby or to provide that certain other provisions of this Bond Indenture cannot be modified or waived without the consent of the Owner of each Bond affected thereby; or

(f)	permit the creation of any lien ranking prior to or on a parity with the lien of this Bond Indenture with respect to any of the Trust Estate or terminate the lien of this Bond Indenture on any property at any time subject hereto or deprive the Owner of any Bond of the security afforded by the lien of this Bond Indenture.

The Bond Trustee may in its discretion determine whether or not any Bonds would be affected by any Supplemental Bond Indenture and any such determination shall be conclusive upon the Owners of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Bond Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for the required percentage of Owners of Bonds under this Section to approve the particular form of any proposed Supplemental Bond Indenture, but it shall be sufficient if such act shall approve the substance thereof.

Section 903. Execution of Supplemental Bond Indentures. In executing, or accepting the additional trusts created by, any Supplemental Bond Indenture permitted by this Article or the modification thereby of the trusts created by this Bond Indenture, the Bond Trustee and the Issuer shall receive, and, subject to Section 801, shall be fully protected and may conclusively rely upon, an Opinion of Bond Counsel addressed and delivered to the Bond Trustee and the Issuer stating that the execution of such Supplemental Bond Indenture is authorized or permitted by this Bond Indenture and the Act The Bond Trustee may, but shall not be obligated to, enter into any such Supplemental Bond Indenture which affects the Bond Trustee’s own rights, duties or immunities under this Bond Indenture or otherwise.

Section 904. Effect of Supplemental Bond Indentures. Upon the execution of any Supplemental Bond Indenture under this Article, this Bond Indenture shall be modified in accordance therewith and such Supplemental Bond Indenture shall form a part of this Bond Indenture for all purposes; and every Owner of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Reference in Bonds to Supplemental Bond Indentures. Bonds authenticated and delivered after the execution of any Supplemental Bond Indenture pursuant to this Article may, and if required by the Bond Trustee shall, bear a notation in form approved by the Bond Trustee as to any matter provided for in such Supplemental Bond Indenture. If the Bond Trustee shall so determine, new Bonds so modified as to conform to any such Supplemental Bond Indenture may be executed by the Issuer and authenticated and delivered by the Bond Trustee in exchange for Outstanding Bonds.

Section 906. Bank’s Consent to Supplemental Bond Indentures. So long as FHLBank is not in default under the Lease Agreement, a Supplemental Bond Indenture under this Article which affects any rights of FHLBank will not become effective unless and until FHLBank consents in writing to the execution and delivery of such Supplemental Bond Indenture.

ARTICLE X
SATISFACTION AND DISCHARGE

Section 1001. Payment, Discharge and Defeasance of Bonds. Bonds will be deemed to be paid and discharged and no longer Outstanding under this Bond Indenture and will cease to be entitled to any lien, benefit or security of this Bond Indenture if the Issuer shall pay or provide for the payment of such Bonds in any one or more of the following ways:

(a)	by paying or causing to be paid the principal of (including redemption premium, if any) and interest on such Bonds, as and when the same become due and payable;

(b)	by delivering such Bonds to the Bond Trustee for cancellation; or

(c)	by depositing in trust with the Bond Trustee moneys and Defeasance Obligations acquired with moneys in an amount, together with the income or increment to accrue thereon, without consideration of any reinvestment thereof, sufficient to pay or redeem (when redeemable) and discharge the indebtedness on such Bonds at or before their respective maturity or redemption dates (including the payment of the principal of, premium, if any, and interest payable on such Bonds to the maturity or redemption date thereof); provided that, if any such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption is given in accordance with the requirements of this Bond Indenture or provision satisfactory to the Bond Trustee is made for the giving of such notice; and further provided that no Bonds, or any part thereof shall be deemed to have been paid and discharged within the meaning of this Section if the Bonds bear interest at other than a Fixed Rate unless such Bonds are to be redeemed on or prior to the next date, if any, on which the interest rate payable on such Bonds may change to a different rate.

The foregoing notwithstanding, the liability of the Issuer in respect of such Bonds shall continue, but the Owners thereof shall thereafter be entitled to payment only out of the moneys and Defeasance Obligations deposited with the Bond Trustee as aforesaid.

Moneys and Defeasance Obligations so deposited with the Bond Trustee pursuant to this Section shall not be a part of the Trust Estate but shall constitute a separate trust fund for the benefit of the Persons entitled thereto. Such moneys and Defeasance Obligations shall be applied by the Bond Trustee to the payment (either directly or through any Paying Agent, as the Bond Trustee may determine) to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such moneys and Defeasance Obligations have been deposited with the Bond Trustee.

Section 1002. Satisfaction and Discharge of Bond Indenture. This Bond Indenture and the lien, rights and interests created by this Bond Indenture shall cease, determine and become null and void (except as to any surviving rights of transfer or exchange of Bonds herein provided for) if the following conditions are met:

(a)	the principal of, premium, if any, and interest on all Bonds has been paid or is deemed to be paid and discharged by meeting the conditions of Section 1001;

(b)	all other sums payable under this Bond Indenture with respect to the Bonds are paid or provision satisfactory to the Bond Trustee is made for such payment; and

(c)	in the event that moneys and Defeasance Obligations are deposited with the Bond Trustee as provided in Section 1001(c) and the scheduled final payment of the Bonds is in excess of one hundred eighty (180) days after the date of such deposit the Bond Trustee receives a report of an independent firm of nationally recognized certified public accountants verifying the sufficiency of such moneys and Defeasance Obligations to pay the Bonds in full on the designated maturity or redemption date.

Thereupon, the Bond Trustee shall execute and deliver to the Issuer a termination statement and such instruments of satisfaction and discharge of this Bond Indenture as may be necessary and shall pay, assign, transfer and deliver to the Issuer, or other Persons entitled thereto, all moneys, securities and other property then held by it under this Bond Indenture as a part of the Trust Estate, other than moneys or Defeasance Obligations held in trust by the Bond Trustee as herein provided for the payment of the principal of, premium, if any, and interest on the Bonds.

Section 1003. Rights Retained After Discharge. Notwithstanding the satisfaction and discharge of this Bond Indenture, the rights of the Bond Trustee under Section 804 shall survive, and the Bond Trustee shall retain such rights, powers and duties under this Bond Indenture as may be necessary and convenient for the payment of amounts due or to become due on the Bonds and the registration, transfer and exchange of Bonds as provided herein. Nevertheless, any moneys held by the Bond Trustee or any Paying Agent for the payment of the principal of, redemption premium, if any, or interest on any Bond remaining unclaimed for four years after the principal of all Bonds has become due and payable, whether at maturity or upon proceedings for redemption or by declaration as provided herein, shall then be paid without liability for interest thereon to FHLBank, and the Owners of any Bonds not theretofore presented for payment shall thereafter be entitled to look only to FHLBank for payment thereof and all liability of the Bond Trustee or any Paying Agent or the Issuer with respect to such moneys shall thereupon cease.

ARTICLE XI
NOTICES, CONSENTS AND ACTS
OF BONDOWNERS

Section 1101. Notices. Except as otherwise provided herein, it shall be sufficient service of any notice, request, demand, authorization, direction, consent, waiver or other paper required or permitted by this Bond Indenture to be made, given or furnished to or filed with the following Persons, and the same shall be considered given, furnished or filed, if the same shall be (a) delivered in person, (b) mailed by certified or registered mail, postage prepaid, (c) sent by delivery service for which receipt is acknowledged, (d) sent by Electronic Notice, or (e) sent by first-class mail (provided, however, in the case of first class mail, delivery shall not be effective until such item is received); or (f) by any other means specifically permitted by any Transaction Document, at the following addresses:

(a)	To the Issuer at:

Shawnee County, Kansas
200 SE 7th Street
Topeka, Kansas 66603
Attention: County Clerk

(b)	To the Bond Trustee at:

BOKF, N.A.
2405 Grand Blvd., Suite 840
Kansas City, MO 64108-2536
Attention: Corporate Trust Department

(c)	To FHLBank at:

Federal Home Loan Bank of Topeka
One Security Benefit Place, Ste. 100
Topeka, Kansas 66606
Attention: Legal Counsel

With a copy to:

Curtis J. Petersen

Polsinelli PC

6201 College Blvd., Suite 500

Overland Park, KS 66211

(d)	To the Bondowners:

At the addresses of the Owners as shown on the bond register maintained by the Bond Trustee under this Bond Indenture.

If, because of the temporary or permanent suspension of mail service or for any other reason, it is impossible or impractical to mail any notice in the manner herein provided, then such delivery of notice in lieu thereof as shall be made with the approval of the Bond Trustee shall constitute a sufficient notice.

Notwithstanding any provision hereof to the contrary, if notice to Owners is given by first class mail, neither the failure to receive such notice, nor any defect in any notice so mailed, to any particular Owner shall affect the sufficiency of such notice with respect to other Owners. Where this Bond Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Bond Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Bond Trustee shall, prior to the execution and delivery of any Supplemental Bond Indenture or consenting to any amendment to the Lease Agreement, cause notice of the proposed execution and delivery of such Supplemental Bond Indenture or Supplemental Lease Agreement together with a copy of the proposed Supplemental Bond Indenture or Supplemental Lease Agreement to be mailed to any rating agency then maintaining a rating on the Bonds at least 15 days prior to the proposed date of execution and delivery of such Supplemental Bond Indenture or Supplemental Lease Agreement.

Section 1102. Acts of Bondowners. Any notice, request, demand, authorization, direction, consent, waiver or other action provided by this Bond Indenture to be given or taken by Owners may be embodied in and evidenced by one or more substantially concurrent instruments of similar tenor signed by such Owners in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are transmitted to the Bond Trustee in any matter described in Section 1101 hereof, and, where it is hereby expressly required, to the Issuer or FHLBank. Proof of execution of any such instrument or of a writing appointing any such agent, or of the ownership of Bonds, other than the assignment or ownership of a Bond, shall be sufficient for any purpose of this Bond Indenture and conclusive in favor of the Issuer and the Bond Trustee, if made in the following manner:

(a)	The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof, or by the affidavit of a witness of such execution. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(b)	The fact and date of execution of any such instrument or writing and the authority of any Person executing the same may also be proved in any other manner which the Bond Trustee deems sufficient; and the Bond Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c)	The ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of holding the same, shall be proved by the bond register maintained by the Bond Trustee.

In determining whether the Owners of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds registered in the name of the Issuer or FHLBank shall be disregarded and deemed not to be Outstanding, unless FHLBank is the Owner of all of the Bonds, in which case such ownership shall not be disregarded.

Any notice, request, demand, authorization, direction, consent, waiver or other action by the Owner of any Bond shall bind every future Owner of the same Bond and the Owner of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Bond Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

Section 1103. Form and Contents of Documents Delivered to Bond Trustee. Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Bond Indenture, they may, but need not, be consolidated and form one instrument.

Wherever in this Bond Indenture, in connection with any application or certificate or report to the Bond Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 1201. Further Assurances. The Issuer shall do, execute, acknowledge and deliver such Supplemental Bond Indentures and such further acts, instruments, financing statements and assurances as the Bond Trustee may reasonably require for accomplishing the purposes of this Bond Indenture.

Section 1202. Immunity of Officers, Employees and Commissioners of Issuer. No recourse shall be had for the payment of the principal of or redemption premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Bond Indenture against any past, present or future officer, Commissioner, employee or agent of the Issuer, or of any successor municipal corporation, either directly or through the Issuer or any successor municipal corporation, under any rule of law or equity, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, commissioners, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Bond Indenture and the issuance of Bonds.

Section 1203. Limitation on Issuer Obligations. Any other term or provision in this Bond Indenture or in any other Transaction Documents or elsewhere to the contrary notwithstanding:

(a)	Any and all obligations (including without limitation, fees, claims, demands, payments, damages, liabilities, penalties, assessments and the like) of or imposed upon the Issuer or its members, officers, agents, employees, representatives, advisors or assigns, whether under this Bond Indenture or any of the other Transaction Documents or elsewhere and whether arising out of or based upon a claim or claims of tort, contract, misrepresentation, or any other or additional legal theory or theories whatsoever (collectively the “Obligations”), shall in all events be absolutely limited obligations and liabilities, payable solely out of the following, if any, available at the time the Obligation in question is asserted:

(1)	Bond proceeds and investment earnings therefrom; and

(2)	Payments derived from the Bonds, this Bond Indenture (including the Trust Estate to the extent provided in this Bond Indenture) and the Lease Agreement (except for the fees and expenses of the Issuer and the Issuer’s right to indemnification under the Lease Agreement under certain circumstances and as otherwise expressly set forth therein);

(the above provisions (1) and (2) being collectively referred to as the “exclusive sources of the Obligations”).

(b)	The Obligations shall not be deemed to constitute a debt or liability of the Issuer, the State of Kansas or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not constitute a pledge of the full faith and credit of the Issuer, the State of Kansas or of any political subdivision thereof, but shall be payable solely from and out of the exclusive sources of the Obligations and shall otherwise impose no liability whatsoever, primary or otherwise, upon the Issuer, the State of Kansas or any political subdivision thereof or any charge upon their general credit or taxing power.

(c)	In no event shall any member, officer, agent, employee, representative or advisor of the Issuer, or any successor or assign of any such person or entity, be liable, personally or otherwise, for any Obligation.

(d)	In no event shall this Bond Indenture be construed as:

(1)	depriving the Issuer of any right or privilege; or

(2)	requiring the Issuer or any member, officer, agent, employee, representative or advisor of the Issuer to take or omit to take, or to permit or suffer the taking of, any action by itself or by anyone else; which deprivation or requirement would violate or result in the Issuer’s being in violation of the Act or any other applicable state or federal law.

Section 1204. Benefit of Bond Indenture. This Bond Indenture shall inure to the benefit of and shall be binding upon the Issuer and the Bond Trustee and their respective successors and assigns, subject, however, to the limitations contained herein. With the exception of rights expressly conferred in this Bond Indenture, nothing in this Bond Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, any separate trustee or co-trustee appointed under Section 810 and the Owners of Outstanding Bonds, any benefit or any legal or equitable right, remedy or claim under this Bond Indenture.

Section 1205. Severability. If any provision in this Bond Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1206. Execution in Counterparts. This Bond Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1207. Governing Law. This Bond Indenture shall be governed by and construed in accordance with the laws of the State of Kansas.

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IN WITNESS WHEREOF, the Issuer and the Bond Trustee have caused this Bond Trust Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, by their duly authorized officers, all as of the day and year first above written.

SHAWNEE COUNTY, KANSAS

(Seal)

/s/ Robert E. Archer

Robert E. Archer, Chairman,

Board of County Commissioners

ATTEST:

/s/ Cynthia A. Beck
Cynthia A. Beck, County Clerk

BOKF, N.A., as Bond Trustee

By: /s/Kenneth J. Dotson

Name: Kenneth J. Dotson— Title: Senior Vice President—

EXHIBIT A
TO BOND TRUST INDENTURE
(FORM OF BONDS)

THIS BOND OR ANY PORTION HEREOF MAY BE TRANSFERRED ONLY (1) TO AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501 OF REGULATION D OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (2) AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE BOND TRUST INDENTURE.

UNITED STATES OF AMERICA

STATE OF KANSAS

Registered
No. R-1

SHAWNEE COUNTY, KANSAS

TAXABLE INDUSTRIAL REVENUE BOND
(FEDERAL HOME LOAN BANK OF TOPEKA PROJECT)
SERIES 2017

Interest Rate	Maturity Date	Dated Date
2%	December 31, 2017	June 28, 2017

Registered Owner: FEDERAL HOME LOAN BANK OF TOPEKA

Principal Amount:        MILLION DOLLARS ($     )

The SHAWNEE COUNTY, KANSAS, a municipal corporation and political subdivision of the State of Kansas (the “Issuer”), for value received, promises to pay, but solely from the sources herein specified to the registered owner named above, or registered assigns (the “Registered Owner” or “Owner”), the outstanding principal amount. The registered owner shall note the principal amount outstanding hereunder in the table of outstanding principal amount attached hereto, provided, however, that the registration books maintained by the Trustee shall be the official record of the outstanding principal amount of this Bond, in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts, and in like manner to pay to the registered owner hereof, either by check or draft mailed to the registered owner at a stated address as it appears on the bond registration books of the Issuer kept by the Trustee under the within mentioned Indenture or, in certain situations authorized in the Indenture, by internal bank transfer or by wire transfer to an account in a commercial bank or savings institution located in the continental United States, interest on the principal amount at the per annum interest rate stated above in arrears at on the s outstanding principal amount is paid in full. Interest shall be computed on the basis of a year of 360 days consisting of 12 months of 30 days each. Principal on this Bond shall be payable on the maturity date set forth above, unless such principal shall have been paid as a result of a redemption of the Bonds prior to such maturity date.

The Trustee shall keep and maintain a record of the amounts deposited into the Project Fund pursuant to the terms of the Indenture as “Principal Amount Deposited into Project Fund” and shall enter the aggregate principal amount of this Bond then outstanding on its records.. On each date upon which a portion of the outstanding principal amount is paid to the registered owner hereof, pursuant to the optional redemption provisions of the Indenture, the Trustee shall enter on its records the principal amount paid on the Bond as “Principal Amount Paid Pursuant to Optional Redemption Provisions,” and shall enter the then outstanding principal amount of this Bond on its records. The registered owner may from time to time enter the respective amounts deposited into the Project Fund pursuant to the terms of the Indenture under the column headed “Principal Amount Deposited Into Project Fund” on the attached Table of Outstanding Principal Amount (the “Table”) and may enter the aggregate principal amount of this Bond then outstanding under the column headed “ Outstanding Principal Amount” on the attached Table. On each date upon which a portion of the Outstanding Principal Amount is paid to the registered owner hereof pursuant to the optional redemption provisions of the Indenture, the registered owner may enter the principal amount paid on this Bond under the column headed “Principal Amount Paid Pursuant to Optional Redemption Provisions” on the Table and may enter the then outstanding principal amount of this Bond under the column headed “Outstanding Principal Amount” on the Table. However, the records maintained by the Trustee as to amounts deposited into the Project Fund or principal amounts paid on this Bond shall be the official records of the Outstanding Principal Amount for all purposes.

Method and Place of Payment. The principal of and interest on this Bond shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. The principal of and redemption premium, if any, on this Bond shall be payable by check or draft to the Registered Owner at the maturity or redemption date upon presentation and surrender of this Bond at the corporate trust office of BOKF, N.A., (the “Bond Trustee”). The interest payable on this Bond on any interest payment date shall be paid by the Bond Trustee to the Registered Owner of this Bond appearing on the bond register maintained by the Bond Trustee at the close of business on the Regular Record Date for such interest, and shall be paid by check or draft of the Bond Trustee mailed to such Registered Owner at his address as it appears on such bond register or at such other address furnished in writing by such Registered Owner to the Bond Trustee, or at the written request addressed to the Bond Trustee by any Registered Owner of Bonds in the aggregate principal amount of at least $100,000, by electronic transfer in immediately available funds, such request to be signed by such Registered Owner, containing the name of the bank (which shall be in the continental United States), its address, its ABA routing number and the account number to which credit shall be made and be filed with the Bond Trustee no later than 10 Business Days before the applicable Regular Record Date preceding such payment date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Bond Indenture.

Authorization of Bonds. This Bond is one of a duly authorized series of bonds of the Issuer designated “Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017,” in the estimated aggregate principal amount of $36,000,000 (the “Bonds”), issued pursuant to the authority of and in full compliance with the Constitution and statutes of the State of Kansas, including particularly K.S.A. 12-1740 to 12-1749d, inclusive, as amended, and pursuant to proceedings duly had by the Issuer. The Bonds are issued under and are equally and ratably secured and entitled to the protection given by a Bond Trust Indenture dated as of June 1, 2017 (said Bond Trust Indenture, as amended and supplemented from time to time in accordance with the provisions thereof, herein called the “Bond Indenture”), between the Issuer and the Bond Trustee, for the purpose of providing funds to finance commercial facilities to be leased to Federal Home Loan Bank of Topeka, pursuant to a Lease Agreement dated as of June 1, 2017 (said Lease Agreement, as amended and supplemented from time to time in accordance with the provisions thereof, herein called the “Lease Agreement”), between the Issuer and FHLBank. Under the Bond Indenture, the Issuer has pledged and assigned certain of its rights under the Lease Agreement, including the right to receive all Lease Payments thereunder, to the Bond Trustee as security for the Bonds. Reference is hereby made to the Bond Indenture for a description of the property pledged and assigned thereunder, and the provisions, among others, with respect to the nature and extent of the security for the Bonds, and the rights, duties and obligations of the Issuer, the Bond Trustee and the Registered Owners of the Bonds, and a description of the terms upon which the Bonds are issued and secured, upon which provision for payment of the Bonds or portions thereof and defeasance of the lien of the Bond Indenture with respect thereto may be made and upon which the Bond Indenture may be deemed satisfied and discharged prior to payment of the Bonds.

Redemption of Bonds Prior to Maturity. The Bonds are subject to redemption and payment prior to maturity, at the option of the Issuer, which shall be exercised upon the written direction of FHLBank, in whole or in part, on any date at a redemption price equal to 100% of the principal amount redeemed, plus interest accrued to the redemption date.

Notice of Redemption. Unless waived by any Owner of Bonds to be redeemed, official notice of any such redemption shall be given by the Bond Trustee on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail, at least 15 days prior to the redemption date for the Bonds. The failure of any Owner of Bonds to receive notice given as provided in this Section, or any defect therein, shall not affect the validity of any proceedings for the redemption of any Bonds. Any notice mailed as provided herein shall be conclusively presumed to have been duly given and shall become effective upon mailing, whether or not any Owner receives such notice.

Transfer and Exchange. This Bond may be transferred or exchanged, as provided in the Bond Indenture, only upon the bond register maintained by the Bond Trustee at the above-mentioned office of the Bond Trustee by the Registered Owner hereof in person or by his duly authorized attorney, upon surrender of this Bond together with a written instrument of transfer satisfactory to the Bond Trustee duly executed by the Registered Owner or his duly authorized attorney, and thereupon a new Bond or Bonds of the same maturity and in the same aggregate principal amount, shall be issued to the transferee in exchange therefor as provided in the Bond Indenture, and upon payment of the charges therein prescribed. The Issuer, the Bond Trustee and any Paying Agent may deem and treat the person in whose name this Bond is registered on the bond register maintained by the Bond Trustee as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal or redemption price hereof and interest due hereon and for all other purposes.

Limitation on Rights. The Registered Owner of this Bond shall have no right to enforce the provisions of the Bond Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Bond Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Bond Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Bond Indenture, the principal of all the Bonds issued under the Bond Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. The Bonds or the Bond Indenture may be modified, amended or supplemented only to the extent and in the circumstances permitted by the Bond Indenture.

Limited Obligations. The Bonds and the interest thereon are special, limited obligations of the Issuer payable solely out of Lease Payments derived by the Issuer under the Lease Agreement and are secured by a pledge and assignment of such Lease Payments and other funds as provided in the Bond Indenture. The Bonds shall not be deemed to constitute a debt or liability of the Issuer, the State of Kansas or any other political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not constitute a pledge of the full faith and credit of the Issuer, the State of Kansas or any other political subdivision thereof, but shall be payable solely from the funds provided for in the Lease Agreement and in the Bond Indenture. The issuance of the Bonds shall not, directly, indirectly or contingently, obligate the Issuer, the State of Kansas or any other political subdivision thereof to levy any form of taxation therefor or to make any appropriation for their payment. Neither the Issuer nor the State of Kansas shall be liable for the payment of the principal of, premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever which may be undertaken by the Issuer. No breach by the Issuer of any such pledge, mortgage, obligation or agreement may impose any liability, pecuniary or otherwise, upon the Issuer, the State of Kansas or any charge upon its general credit or its taxing power.

Authentication. This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Bond Indenture until the Certificate of Authentication hereon shall have been executed by the Bond Trustee.

[The remainder of this page intentionally left blank.]

IT IS HEREBY CERTIFIED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Bond Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law.

IN WITNESS WHEREOF, SHAWNEE COUNTY, KANSAS has caused this Bond to be executed in its name by the manual or facsimile signature of its Chairman of the Board of County Commissioners and attested by the manual or facsimile signature of its County Clerk or Deputy County Clerk and its corporate seal to be affixed or imprinted hereon, all as of the Dated Date specified above.

CERTIFICATE OF AUTHENTICATION	SHAWNEE COUNTY, KANSAS
This Bond is one of the Bonds described	By:
in the within mentioned Bond Indenture. Date of Authentication: BOKF, N.A., as Trustee By:	Chairman, Board of County Commissioners [SEAL] County Clerk
Authorized Signature

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please Print or Typewrite Name, Address and Social Security
Number or Taxpayer Identification Number of Transferee)

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney

to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:

(Name of Eligible Guarantor Institution as defined by SEC Rule 17 Ad-15 (17 CFR 240.17 Ad-15))

By:
Title:

TABLE OF OUTSTANDING PRINCIPAL AMOUNT

Date	Principal Amount Deposited Into Project Fund	Principal Amount Paid Pursuant to Redemption Provisions	Outstanding Principal Amount	Notation Made By

EXHIBIT B
TO BOND TRUST INDENTURE

Request No:
Date:

DISBURSEMENT REQUEST

(§ 404 — COSTS OF ISSUANCE FUND)

To:	BOKF, N.A., as Bond Trustee
2405 Grand Blvd., Suite 840
Kansas City, MO 64108-2536
Attention: Corporate Trust Department
	Re:	Shawnee County, Kansas, Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017

You are hereby requested and directed as Bond Trustee under the Bond Trust Indenture dated as of June 1, 2017 (the “Bond Indenture”), between the Shawnee County, Kansas and you, as Bond Trustee, to pay from moneys in the Costs of Issuance Fund, pursuant to Section 404 of the Bond Indenture, to the following payees the following amounts in payment or reimbursement for the following Costs of Issuance (as defined in the Bond Indenture):

Payee Amount Description of Costs of Issuance

The undersigned FHLBank Representative hereby states and certifies that each item listed above is a proper Costs of Issuance (as defined in the Bond Indenture) that was incurred in connection with the issuance of the above-referenced Bonds, and the amount of this request is justly due and owing and has not been the subject of another requisition which was paid.

FEDERAL HOME LOAN BANK OF TOPEKA

By:
Name:
Title:

EXHIBIT C

TO BOND TRUST INDENTURE

Request No:
Date:

DISBURSEMENT REQUEST

(§ 403 — PROJECT FUND)

To:	BOKF, N.A., as Bond Trustee
2405 Grand Blvd., Suite 840
Kansas City, MO 64108-2536
Attention: Corporate Trust Department
	Re:	Shawnee County, Kansas, Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017

You are hereby requested and directed as Bond Trustee under the Bond Trust Indenture dated as of June 1, 2017 (the “Bond Indenture”), between the Shawnee County, Kansas and you, as Bond Trustee, to pay from moneys in the Project Fund, pursuant to Section 403 of the Bond Indenture, to FHLBank to be used by FHLBank to pay Project Costs.

Payee Amount Requested Use of Funds

The undersigned FHLBank Representative hereby states and certifies that each item listed above is being used for the purposes set forth above, and the amount of this request is justly due and owing and has not been the subject of another requisition which was paid.

FEDERAL HOME LOAN BANK OF TOPEKA

By:
Name:
Title:

EXHIBIT D

TO BOND TRUST INDENTURE
(FORM OF INVESTMENT LETTER)

INVESTMENT LETTER

[Date]

Shawnee County, Kansas
Topeka, Kansas

BOKF, N.A., as Bond Trustee
Kansas City, Missouri

Re:Shawnee County, Kansas Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby represents and warrants to you as follows:

1. The Investor proposes to purchase $36,000,000 estimated aggregate principal amount of the above-referenced bonds (the “Bonds”) issued pursuant to that certain Bond Trust Indenture dated as of June 1, 2017 (the “Indenture”), between the Shawnee County, Kansas (“Issuer”) and BOKF, N.A., as Bond Trustee. The Investor understands that the Bonds have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state and will be sold to the Investor in reliance upon certain exemptions from registration and in reliance upon the representations and warranties of the Investor set forth herein.

2. The Investor has sufficient knowledge and experience in business and financial matters in general, and investments such as the Bonds in particular, to enable the Investor to evaluate the risks involved in an investment in the Bonds.

3. The Investor has had access to, and has examined to the extent the undersigned has deemed necessary, financial statements and other data of Federal Home Loan Bank of Topeka (the “FHLBank”), which the undersigned considers sufficient to enable the Investor to form a decision concerning such purchase. Investor has received all information from FHLBank that Investor has requested, has had all questions answered by appropriate officers of FHLBank, and, to the knowledge of Investor, has received all information necessary for Investor to evaluate the merits and risks of purchasing the Bonds. Investor is not relying upon any information provided by the City with respect to its decision to invest in the Bonds.

4. The Investor confirms that its investment in the Bonds constitutes an investment that is suitable for and consistent with its investment program and that the Investor is able to bear the economic risk of an investment in the Bonds, including a complete loss of such investment.

5. The Investor is purchasing the Bonds solely for its own account for investment purposes only, and not with a view to, or in connection with, any distribution, resale, pledging, fractionalization, subdivision or other disposition thereof (subject to the understanding that disposition of Investor’s property will remain at all times within its control).

6. The Investor agrees that it will only offer, sell, pledge, transfer or exchange any of the Bonds it purchases (i) in accordance with an available exemption from the registration requirements of Section 5 of the 1933 Act, (ii) in accordance with any applicable state securities laws and (iii) in accordance with the provisions of the Indenture.

7. If the Investor sells any of the Bonds, the Investor or its agent will obtain from any subsequent purchaser the same representations contained in this Investment Letter.

8. The Investor acknowledges and understands that each of you is relying and will continue to rely on the statements made herein. The Investor agrees to notify you immediately of any changes in the information and conclusions herein.

Very truly yours,

Federal Home Loan Bank of Topeka, as Investor.

By:
Name:
Title: